                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 1997


                                   PLUMA, INC.

               (Exact name of Registrant as specified in Charter)

North Carolina                      333-18755                 56-1541893

(State of                        (Commission File           (IRS Employer
incorporation)                       Number)               Identification No.)

801 Fieldcrest Road
Eden, North Carolina                                 27289-0487
(Address of principal executive offices)             (Zip Code)

 (910) 635-4000
(Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         On December 22, 1997, Pluma, Inc. (the "Company") acquired for cash from Stardust Corporation, a Wisconsin corporation having its corporate headquarters in Verona, Wisconsin (the "Seller"), substantially all the assets and properties of the Seller, real and personal, tangible and intangible, of every kind and description, wherever located, used by the Seller in connection with the operation of its national wholesale distributorship for undecorated sportswear (the "Business").

         In addition, on December 22, 1997, the Company acquired certain real estate located in Dane County, Wisconsin leased by the Seller and used exclusively in connection with the Business. The lessors/owners of the acquired real estate were John Beale and Linda Beale, who also are the sole shareholders of the Seller (the "Beales"). The acquired real estate includes certain real property and all buildings, other improvements, fixtures and appurtances thereon (the "Beale Property").

         The assets acquired by the Company from the Seller (the "Stardust Assets") included certain tangible personal property (machinery, equipment, tools, furniture, office equipment, supplies, materials and other items of tangible personal property of every kind owned by the Seller and used in connection with the Business, wherever located and whether or not carried on the Seller's financial books); inventories; other tangible assets; certain assumed contracts; accounts receivable and trade accounts due the Seller; all the intellectual property used by the Seller in connection with the Business; all permits, authorizations, certificates, approvals and licenses relating to the operation of the Business; all records, technical data, asset ledgers, books of accounts, inventory records, budgets, customer and supplier lists, payroll and personnel records, computer programs, correspondence and other files; all the Seller's rights to any choses in action, claims, causes or rights of action; certain expenses prepaid by the Seller; and any and all of the Seller's goodwill in and going concern value of the Business.

         Excluded from the Stardust Assets acquired by the Company were the Seller's cash and securities; certain prepaid items; certain personal property and insurance policies relating to the Business; all pension, profit sharing or savings plans; corporate minute and stock books; certain contracts; and certain other identified assets.

         The Stardust Assets were acquired by the Company free and clear of all liabilities, obligations, liens, security interests and encumbrances. However, in addition to the payment of the purchase price referenced below, the Company did assume Seller's obligations under certain contracts and agreed to pay specific trade payables of Seller incurred in the ordinary course of business as of December 22, 1997 (in the approximate amount of $6.8 million) which amount will be finally determined in a post-closing adjustment period. The Company also agreed to assume Seller's obligation for certain accrued employee vacation liabilities.

         The Stardust Assets were used by the Seller in its operation of the Business. The Company is one of several manufacturers supplying undecorated sportswear, namely fleece goods (i.e., sweatshirts, sweatpants), and tee shirts, to the Seller. The Company will continue to use the Stardust Assets and the Beale Property in connection with the national wholesale distribution of undecorated sportswear.

         The Company paid the Seller for the Stardust Assets a total of Thirty-three Million Five Hundred Thousand and 00/100 Dollars ($33,500,000) in cash, (less accrued employee vacation liabilities assured by the Company) plus $250,000 paid by the Seller prior to the closing for its 1998 catalog expenses and deposits made to reserve space at 1998 trade shows. The total purchase price paid to the Seller is subject to reduction based on the amount of adjusted working capital of Seller as of the closing date which shall be determined in a post-closing adjustment period. The sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in cash was paid by the Company to the Beales for the Beale Property and is not subject to adjustment.

         The purchase price paid for the Stardust Assets was established by applying a multiple to the anticipated earnings attributable to the purchased assets after integration into the Company's existing operations. With respect to the Beale Property, the purchase price was determined to be the fair market value of the real property, buildings, improvements, fixtures and appurtenances thereon.

         As consideration for the Company's purchase of the Stardust assets, the Seller and its shareholders (John and Linda Beale) agreed that for a period of five (5) years (or, in the case of either Beale who is employed by the Company, for a period of one (1) year after the termination of such employment if such period is longer than five (5) years from the Closing Date) they will not engage in the business of a wholesale distributorship of undecorated sportswear within the entire United States except as an employee of the Company. Additionally, John Beale, the president of Seller, executed a three (3) year employment contract with the Company and Jim Beale, the general manager of Stardust, executed a five (5) year employment contract with the Company.

         The source of funds paid by the Company to both the Seller and the Beales was a new short-term credit facility consisting of a Revolving Line of Credit in an amount not to exceed $100,000,000.00 to be repaid in full on April 30, 1998 (the "Loan"). The Loan was obtained from NationsBank, N.A., for the purposes of funding the acquisition of the Stardust Assets, the Beale Property and certain assets of another unrelated seller; refinancing existing debt; and providing general working capital. The Company intends to replace the Loan with a permanent syndicated credit facility.

         There is no material relationship between the Seller or the Beales and the Company or any of the Company's affiliates, directors, or officers or any affiliates of the Company's directors and officers.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of the business acquired.

                  (i)      Financial Statements of Stardust Corporation.

                           (A)      Balance Sheets.

                           (B) Statements of Operations and Retained Earnings.

                           (C)      Statements of Cash Flows.

                           (D)      Notes to Financial Statements.

                  (ii)     Report of Independent Certified Public Accountants.

         (b)      ProForma financial information.

                           Unaudited ProForma Combined Financial Statements.

                           (i) ProForma Combined Balance Sheet (unaudited) as of September 30, 1997.

                           (ii) ProForma Combined Statement of Operations (unaudited) as of December 31, 1996.

                           (iii) ProForma Combined Statement of Operations (unaudited) as of September 30, 1997.

                           (iv) Notes to ProForma Combined Financial Statements (unaudited).

         (c)      Exhibits.

                  (1) Asset Purchase Agreement among Pluma, Inc., Stardust Corporation and John Beale and Linda Beale dated as of December 22, 1997.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PLUMA, INC.

                                       /s/ Forrest H. Truitt, II
                                   By: _____________________________________
                                            Forrest H. Truitt, II
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer

Dated:  December 22, 1997

(a)                              C O N T E N T S


                                                                      Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      3

FINANCIAL STATEMENTS

        BALANCE SHEETS                                                  4

        STATEMENTS OF OPERATIONS AND RETAINED EARNINGS                  5

        STATEMENTS OF CASH FLOWS                                        6

        NOTES TO FINANCIAL STATEMENTS                                   7

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






Board of Directors and Stockholders
Stardust Corporation


We have audited the accompanying balance sheets of Stardust Corporation (a Wisconsin corporation) as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stardust Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Grant Thornton, LLP
Madison, Wisconsin
January 13, 1997

                              STARDUST CORPORATION
                                 BALANCE SHEETS
                                  December 31,





                  ASSETS                                                                  1996                  1995
                                                                                      ---------             --------
CURRENT ASSETS
  Cash and temporary cash investments (note A1)                                     $ 8,777,707           $ 8,660,416
  Trade accounts receivable (note A2)                                                 5,180,715             3,910,887
  Inventories (notes A3 and B)                                                        5,389,840             3,357,568
  Prepaid expenses                                                                       58,619                42,023
                                                                                     ----------               -------

          Total current assets                                                       19,406,881            15,970,894

PROPERTY AND EQUIPMENT - AT COST
  Office furniture and equipment                                                        548,873               541,514
  Warehouse equipment                                                                   310,848               310,848
  Vehicles                                                                               97,800                81,902
                                                                                     ----------               -------
                                                                                        957,521               934,264
    Less accumulated depreciation
      (note A4)                                                                         730,796               645,578
                                                                                     ----------              --------
                                                                                        226,725               288,686
                                                                                     ----------              --------

                                                                                    $19,633,606           $16,259,580
                                                                                     ==========            ==========

               LIABILITIES

CURRENT LIABILITIES
  Trade accounts payable                                                            $ 3,983,480           $ 3,306,696
    Accrued compensation, vacation and taxes                                             17,600                70,236
    Accrued profit sharing plan contribution (note E)                                   140,000               130,000
                                                                                     ----------            ----------

          Total current liabilities                                                   4,141,080             3,506,932

COMMITMENTS (notes D and E)                                                                  -                     -

STOCKHOLDERS' EQUITY
    Common stock - authorized, 2,800 shares without par value; issued
        and outstanding, 760 shares                                                      38,000                38,000
  Retained earnings                                                                  15,454,526            12,714,648
                                                                                     ----------            ----------
                                                                                     15,492,526            12,752,648
                                                                                     ----------            ----------

                                                                                    $19,633,606           $16,259,580
                                                                                     ==========            ==========


The accompanying notes are an integral part of these statements.

                              STARDUST CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                             Year ended December 31,





                                                                                          1996                  1995
                                                                                      ---------             --------

Net sales                                                                           $64,097,352           $68,592,942

Cost of goods sold                                                                   55,334,087            58,895,087
                                                                                     ----------            ----------

          Gross profit                                                                8,763,265             9,697,855

Operating expenses
  Selling and marketing                                                               2,573,365             3,026,643
  Administrative                                                                      1,760,568             1,766,399
                                                                                     ----------            ----------
                                                                                      4,333,933             4,793,042
                                                                                     ----------            ----------

          Operating profit                                                            4,429,332             4,904,813

Other income                                                                            500,546               341,391
                                                                                     ----------              --------

          NET EARNINGS (note F)                                                       4,929,878             5,246,204

Retained earnings at beginning of year                                               12,714,648            12,002,444

Dividends to stockholders                                                            (2,190,000)           (4,534,000)
                                                                                     ----------            ----------

Retained earnings at end of year                                                    $15,454,526           $12,714,648
                                                                                     ==========            ==========


The accompanying notes are an integral part of these statements.

                              STARDUST CORPORATION
                            STATEMENTS OF CASH FLOWS
                             Year ended December 31,





                                                                                          1996                  1995
                                                                                      ---------             --------
Cash flows from operating activities
  Net earnings for the year                                                         $ 4,929,878           $ 5,246,204
  Adjustments to reconcile net earnings
    to net cash provided by operating
    activities
      Depreciation of property and
        equipment                                                                        96,465               128,995
      (Increase) decrease in:
        Trade accounts receivable                                                    (1,269,828)              291,902
        Inventories                                                                  (2,032,272)            3,739,252
        Prepaid expenses                                                                (16,596)              (26,256)
      Increase (decrease) in:
        Trade accounts payable                                                          676,784            (1,534,525)
        Accrued compensation, vacation
          and taxes                                                                     (52,636)              (12,392)
        Accrued profit sharing plan
          contribution                                                                   10,000                 5,000
                                                                                     ----------                ------

            Net cash provided by
              operating activities                                                    2,341,795             7,838,180

Cash flows from investing activities
  Additions to property and equipment                                                   (34,504)              (73,123)

Cash flows from financing activities
  Dividends paid                                                                     (2,190,000)           (4,934,000)
                                                                                     ----------            ----------

                      NET INCREASE IN CASH AND TEMPORARY CASH
                         INVESTMENTS                                                    117,291             2,831,057

Cash and temporary cash investments at beginning of year                              8,660,416             5,829,359
                                                                                     ----------            ----------

Cash and temporary cash investments at end of year                                  $ 8,777,707           $ 8,660,416
                                                                                     ==========            ==========



The accompanying notes are an integral part of these statements.

                              STARDUST CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1996 and 1995



NOTE A - SUMMARY OF ACCOUNTING POLICIES

    The company is a distributor of active sportswear apparel. The company operates from its facilities in Verona, Wisconsin, and sells to customers located throughout the United States.

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    A summary of the company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

    1.  Cash and Temporary Cash Investments

    For purposes of the statements of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be temporary cash investments.

    The company's policy is to invest cash in excess of operating requirements in income producing investments. Temporary cash investments of approximately $7,800,000 and $4,665,000 as of December 31, 1996 and 1995, respectively, include a repurchase account, put bonds and money market accounts stated at cost which approximates fair value based on the short-term maturities of these financial instruments.

    2.  Trade Accounts Receivable

    The company considers trade accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

    3.  Inventories

    Inventories are stated at the lower of cost, determined by the last-in, first-out (LIFO) method of inventory valuation, or market.

                              STARDUST CORPORATION
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995



NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

    4.  Depreciation

    Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives principally by accelerated methods.


NOTE B - INVENTORY VALUATION

    As disclosed in note A3, the company uses the last-in, first-out (LIFO) method for determining the cost of inventories. If the first-in, first-out
    (FIFO) method had been used to determine the cost, inventories would have been $40,333 lower than reported at December 31, 1996 and $31,528 higher than reported at December 31, 1995. As a result, net earnings would have been $71,861 lower than reported and $45,847 higher than reported for the years ended December 31, 1996 and 1995, respectively.

    The change in the LIFO reserve in 1996 and 1995 results primarily from changes in price levels during the year. The effect of the reduction of inventory quantities (LIFO layer penetration) in 1995 was insignificant.


NOTE C - SHORT-TERM BORROWING ARRANGEMENTS

    The company has a line of credit agreement with Middleton Community Bank. The total amount available under this line of credit was $2,000,000 at December 31, 1996. The interest rate was 7.75% at December 31, 1996. Borrowings under the line of credit are collateralized by a general business security agreement. There were no borrowings outstanding under this line of credit agreement at either December 31, 1996 or 1995 or at any time during 1996 or 1995.

                              STARDUST CORPORATION
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995



NOTE D - LEASE COMMITMENT

    The company leases land and buildings at 515 Commerce Parkway, Verona, Wisconsin from John and Linda Beale, stockholders of the company, under an operating lease expiring December 31, 2001. Rent expense under this lease was $216,000 in 1996 and $204,000 in 1995. The company, as lessee, also pays real estate taxes, insurance and maintenance costs on the property.

    The following are the future minimum rental payments required under the lease as of December 31, 1996:

                  Year ending December 31,
                                    1997               $  240,000
                                    1998                  240,000
                                    1999                  240,000
                                    2000                  240,000
                                    2001                  240,000
                                                        ---------

                                                       $1,200,000


NOTE E - PROFIT SHARING PLAN

    Effective January 1, 1992, the company adopted a profit sharing plan covering substantially all employees. Employer contributions are at the discretion of the Board of Directors and were $140,000 in 1996 and $130,000 in 1995.


NOTE F - INCOME TAXES

    The stockholders of the company have elected, under the provisions of Subchapter S of the Internal Revenue Code, to personally pay the income taxes on the net earnings of the company. Accordingly, no provision has been made in the accompanying financial statements for federal and state income taxes on these net earnings. Had such income taxes been payable by the company, the income tax provision would have approximated $1,930,000 for 1996 and $2,070,000 for 1995.

(b) PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

The following pro forma financial information consists of an unaudited combined balance sheet of the Company as of September 30, 1997 (the "Pro Forma Balance Sheet"), an unaudited combined statement of operations of the Company for the year ended December 31, 1996 (the "1996 Pro Forma Statement of Operations") and an unaudited combined statement of operations of the Company for the nine months ended September 30, 1997 (the "1997 Nine Month Pro Forma Statement of Operations") (collectively, the "Pro Forma Information").

The Pro Forma Balance Sheet reflects the combination of the balance sheet of the Company and the balance sheet of Stardust Corporation ("Stardust") as of September 30, 1997, as adjusted for the acquisition on December 22, 1997 by the Company of certain assets and liabilities of Stardust (the "Acquisition"). The Pro Forma Balance Sheet is presented as if the Acquisition were consummated on September 30, 1997.

The 1996 Pro Forma Statement of Operations reflects the combination of the statement of operations of the Company and the statement of operations of Stardust for the year ended December 31, 1996, as adjusted for the Acquisition. The 1997 Nine Month Pro Forma Statement of Operations reflects the combination of the statement of operations of the Company and the statement of operations of Stardust for the nine months ended September 30, 1997, as adjusted for the Acquisition. The 1996 Pro Forma Statement of Operations and the 1997 Nine Month Pro Forma Statement of Operations are presented as if the Acquisition were consummated on January 1, 1996.

The Pro Forma Information is derived from and should be read in conjunction with the historical financial statements of Stardust and the related notes thereto appearing elsewhere in this Current Report, and the Company's Registration Statement on Form S-1 for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 previously filed with the Securities and Exchange Commission. The Pro Forma Information is not necessarily indicative of the results that would have been reported had such Acquisition occurred at such date or at the beginning of the period indicated or to project the Company's financial position or the results of operations at any future date or for any future period.

PLUMA, INC.
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1997




                                                                                            PRO FORMA
                                                                      STARDUST             ADJUSTMENTS             PRO FORMA
                                             PLUMA, INC.            CORPORATION          (notes 1 and 2)            COMBINED
Assets
Current assets:
   Cash                                    $         138,802      $       4,707,134      $      (4,707,134)     $         138,802
   Accounts receivable                            41,161,412              5,643,859             (1,254,000)            45,551,271
   Refundable income taxes                           319,937                      -                      -                319,937
   Deferred income taxes                           1,305,967                      -                      -              1,305,967
   Inventories                                    35,010,866              9,987,557                      -             44,998,423
   Other current assets                              283,511                 62,394                300,000                645,905
                                          -------------------    -------------------    -------------------    -------------------
        Total current assets                      78,220,495             20,400,944             (5,661,134)            92,960,305

Property, plant and equipment, net                35,434,942                174,259              1,525,741             37,134,942
Goodwill                                                   -                      -             25,461,348             25,461,348
Other assets                                         798,163                      -                200,000                998,163
                                          -------------------    -------------------    -------------------    -------------------
Total                                      $     114,453,600      $      20,575,203      $      21,525,955      $     156,554,758
                                          ===================    ===================    ===================    ===================

Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term debt    $         849,640      $               -      $       5,960,526      $       6,810,166
   Note payable                                      187,773                      -                      -                187,773
   Accounts payable                                6,725,626              8,075,158             (1,254,000)            13,546,784
   Accrued expenses                                4,039,718                 30,000                      -              4,069,718
                                          -------------------    -------------------    -------------------    -------------------
        Total current liabilities                 11,802,757              8,105,158              4,706,526             24,614,441

Long-term debt                                    33,303,467                      -             29,289,474             62,592,941
Deferred income taxes                              3,658,918                      -                      -              3,658,918
                                          -------------------    -------------------    -------------------    -------------------
        Total liabilities                         48,765,142              8,105,158             33,996,200             90,866,300
                                          -------------------    -------------------    -------------------    -------------------

Shareholders' equity
   Preferred stock
   Common stock                                    7,222,550                 10,000                (10,000)             7,222,550
   Paid-in capital                                29,626,577                 28,000                (28,000)            29,626,577
   Retained earnings                              28,839,331             12,432,045            (12,432,045)            28,839,331
                                          -------------------    -------------------    -------------------    -------------------
        Total shareholders' equity                65,688,458             12,470,045            (12,470,045)            65,688,458
                                          -------------------    -------------------    -------------------    -------------------
Total                                      $     114,453,600      $      20,575,203      $      21,525,955      $     156,554,758
                                          ===================    ===================    ===================    ===================



See notes to pro forma combined financial statements (unaudited).

PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 1996





                                                                                                     PRO FORMA
                                                                                 STARDUST           ADJUSTMENTS           PRO FORMA
                                                          PLUMA, INC.          CORPORATION           (note 3)              COMBINED
Net sales                                              $     127,820,319     $     64,097,352     $   (5,080,000)    $ 186,837,671

Cost of goods sold                                           106,247,340           55,334,087         (5,080,000)      156,501,427
                                                       ------------------   ------------------  -----------------   ---------------

Gross profit                                                  21,572,979            8,763,265                  -        30,336,244

Selling, general and administrative expenses                   9,149,039            4,333,933           (320,414)       13,162,558
                                                       ------------------   ------------------  -----------------   ---------------

Income from operations                                        12,423,940            4,429,332            320,414        17,173,686
                                                       ------------------   ------------------  -----------------   ---------------

Other income (expenses):
   Interest expense                                           (3,735,468)                   -         (2,635,754)       (6,371,222)
   Other expense                                                       -                    -         (1,273,067)       (1,273,067)
   Other income                                                  484,058              500,546           (288,000)          696,604
                                                       ------------------   ------------------  -----------------   ---------------

Total other expenses, net                                     (3,251,410)             500,546         (4,196,821)       (6,947,685)
                                                       ------------------   ------------------  -----------------   ---------------

Income before income taxes                                     9,172,530            4,929,878         (3,876,407)       10,226,001

Income taxes                                                   3,354,151                    -            389,784         3,743,935
                                                       ------------------   ------------------  -----------------   ---------------

Net income                                             $       5,818,379     $      4,929,878     $   (4,266,191)    $   6,482,066
                                                       ==================   ==================  =================   ===============

Earnings per common share and common equivalent -
   primary and fully diluted                           $            1.09                                             $        1.22
                                                       ==================                                           ===============

Weighted average number of shares outstanding                  5,315,797                                                 5,315,797
                                                       ==================                                           ===============


See notes to pro forma combined financial statements (unaudited).

PLUMA, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 1997




                                                                                                      PRO FORMA
                                                                                 STARDUST            ADJUSTMENTS           PRO FORMA
                                                          PLUMA, INC.           CORPORATION           (note 3)              COMBINED

Net sales                                              $       99,477,525    $      45,446,923    $   (2,798,000)   $   142,126,448

Cost of goods sold                                             84,714,875           38,970,013        (2,798,000)       120,886,888
                                                       -------------------  -------------------  ----------------  -----------------

Gross profit                                                   14,762,650            6,476,910                 -         21,239,560

Selling, general and administrative expenses                    7,043,811            3,636,802          (249,225)        10,431,388
                                                       -------------------  -------------------  ----------------  -----------------

Income from operations                                          7,718,839            2,840,108           249,225         10,808,172
                                                       -------------------  -------------------  ----------------  -----------------

Other income (expenses):
   Interest expense                                            (1,697,223)                   -        (1,650,374)        (3,347,597)
   Other expense                                                        -                    -          (954,801)          (954,801)
   Other income                                                   407,878              535,410          (288,000)           655,288
                                                       -------------------  -------------------  ----------------  -----------------

Total other expenses, net                                      (1,289,345)             535,410        (2,893,175)        (3,647,110)
                                                       -------------------  -------------------  ----------------  -----------------

Income before income taxes                                      6,429,494            3,375,518        (2,643,950)         7,161,062

Income taxes                                                    2,366,054                    -           270,680          2,636,734
                                                       -------------------  -------------------  ----------------  -----------------

Net income                                             $        4,063,440    $       3,375,518    $   (2,914,630)   $     4,524,328
                                                       ===================  ===================  ================  =================

Earnings per common share and common equivalent -
   primary and fully diluted                           $              .55                                          $            .61
                                                       ===================                                         =================

Weighted average number of shares outstanding                   7,366,625                                                 7,366,625
                                                       ===================                                         =================


See notes to pro forma combined financial statements (unaudited).

PLUMA, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - GENERAL

The Company has purchased certain assets and assumed certain liabilities of Stardust Corporation for $33,750,000, subject to adjustment as described in the Asset Purchase Agreement dated December 22, 1997, between Pluma, Inc. and Stardust Corporation. In connection with this transaction, the Company has also obtained a non-compete agreement with Stardust and its shareholders. In addition, the Company has also purchased for $1,500,000 from the shareholders of Stardust the land and building currently used and leased by Stardust Corporation from the shareholders of Stardust. Both transactions are treated as components of a single transaction and are accounted for using the purchase method of accounting.

The Company has not completed reviewing Stardust's records in order to make its determination of the fair value of Stardust's assets and liabilities. The fair value adjustments reflected in the pro forma combined financial statements reflect, among other things, estimates of fair value made by the Company based on assumptions it believes to be reasonable. Accordingly, the final pro forma condensed combined amounts may be different from those set forth herein.

NOTE 2 - PRO FORMA ADJUSTMENTS IN THE COMBINED BALANCE SHEET

The purchase price has been preliminarily allocated to the net assets acquired based on the respective estimated fair values as follows:


Assets acquired:
     Accounts receivable                              $           4,389,859
     Inventories                                                  9,987,557
     Prepaid catalog and
        trade show expenses                                         250,000
     Other current assets                                            62,394
     Property, plant and equipment                                1,700,000
     Non-compete agreement                                          250,000
                                                      ----------------------
        Total assets acquired                                    16,639,810

Liabilities assumed:
     Accounts payable                                            (6,821,158)
     Accrued expenses                                               (30,000)
                                                      ----------------------

Net assets acquired                                               9,788,652
Total consideration given                                        35,250,000
                                                      ----------------------

Goodwill                                              $          25,461,348
                                                      ======================




The adjustment to accounts receivable and accounts payable reflects the elimination of intercompany balances. The adjustment to other current assets includes the short-term portion of the non-compete agreement and prepaid catalog and trade show expenses paid subsequent to September 30, 1997 but prior to the acquisition. The adjustment to other assets represents the allocation of the purchase price to the long-term portion of the non-compete agreement. The cost of the acquisition has been financed though additional debt.


NOTE 3 - PRO FORMA ADJUSTMENTS IN THE COMBINED STATEMENTS OF OPERATIONS

The adjustments to net sales and cost of goods sold reflect the elimination of intercompany sales and purchases.

Selling, general and administrative expenses are adjusted as follows:

                                                                    NINE
                                                   YEAR            MONTHS
                                                  ENDED            ENDED
                                                 12/31/96         9/30/97

Decrease in management salaries             $   (110,000)    $      (82,500)
Decrease in lease expense                       (216,000)          (180,000)
Net decrease in depreciation expense             (44,414)           (24,225)
Amortization of non-compete agreement             50,000             37,500
                                            -------------    ---------------

                                            $   (320,414)    $     (249,225)
                                            =============    ===============




The decrease in management salaries is due primarily to the elimination of one such position. The decrease in lease expense is due to the purchase of the land and building. Net depreciation expense is adjusted to reflect the assessed value of property acquired and changes in estimated expected useful lives. The non-compete agreement assumes an amortization period of five years.

The adjustment to interest expense assumes the servicing of the additional debt at the Company's effective borrowing rate of 8.1%. The adjustment to other expense reflects the amortization of the goodwill over a 20 year amortization period. The adjustment to other income reflects the elimination of interest income earned by Stardust on its cash which will not be included in the transaction. The adjustment to income taxes reflects additional tax expense calculated using a combined federal and state income tax rate of 37%.

                                                                       Exhibit 1
                                                                           DRAFT
                                                                        12/19/97






                            ASSET PURCHASE AGREEMENT


                                      AMONG


                                  PLUMA, INC.,


                              STARDUST CORPORATION


                                       AND


                           JOHN BEALE AND LINDA BEALE


                                   DATED AS OF


                               DECEMBER ____, 1997

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I.........................................................................................................1
         SALE AND PURCHASE OF ASSETS..............................................................................1
                  1.1      Transfer of Assets.....................................................................1
                  1.2      Purchased Assets.......................................................................2
                           (a)      Tangible Personal Property....................................................2
                           (b)      Inventories...................................................................2
                           (c)      Other Tangible Assets.........................................................2
                           (d)      Assumed Contracts.............................................................2
                           (e)      Accounts Receivable...........................................................2
                           (f)      Intellectual Property.........................................................2
                           (g)      Permits.......................................................................2
                           (h)      Records.......................................................................3
                           (i)      Claims........................................................................3
                           (j)      Prepaids......................................................................3
                           (k)      Goodwill......................................................................3
                  1.3      Real Property..........................................................................3
                           (a)      Real Property.................................................................3
                           (b)      Improvements..................................................................3
                  1.4      Excluded Assets........................................................................3
                           (a)      Cash; Securities..............................................................3
                           (b)      Prepaid Items.................................................................3
                           (c)      Personal Property Disposed Of.................................................3
                           (d)      Insurance.....................................................................4
                           (e)      Assets of Benefit Plans.......................................................4
                           (f)      Certain Records...............................................................4
                           (g)      Certain Contracts.............................................................4
                           (h)      Other Assets..................................................................4
                  1.5      Liabilities............................................................................4

ARTICLE II........................................................................................................5
         CONSIDERATION............................................................................................5
                  2.1      Consideration..........................................................................5
                           (a)      Real Property.................................................................5
                           (b)      General.......................................................................5
                           (c)      Closing Balance Sheet.........................................................5
                           (d)      Purchase Price Adjustment.....................................................6
                           (e)      Dispute Resolution............................................................6
                           (f)      Instructions to Escrow Agent; Other Payments..................................7
                  2.2      Allocation.............................................................................7
                  2.3      Proration of Certain Items.............................................................7
                           (a)      Taxes.........................................................................8
                           (b)      Utilities.....................................................................8


                                        i




                           (c)      Personal Property Leases......................................................8
                           (d)      Deposits......................................................................8
                           (e)      Prepaid Items.................................................................8
                  2.4      Noncompetition.........................................................................8

ARTICLE III.......................................................................................................9
         REPRESENTATIONS AND WARRANTIES OF SELLER AND ............................................................9
                  3.1      Organization and Good Standing; Governing Documents....................................9
                  3.2      Authority..............................................................................9
                  3.3      No Conflict or Breach.................................................................10
                  3.4      Consents and Approvals................................................................10
                  3.5      Financial Statements..................................................................10
                  3.6      Books and Records.....................................................................11
                  3.7      Title to and Sufficiency of Assets....................................................11
                  3.8      Real Property.........................................................................12
                           (a)      Owned........................................................................12
                           (b)      Leased.......................................................................12
                           (c)      Improvements; Zoning.........................................................12
                  3.9      Tangible Personal Property............................................................12
                  3.10     Inventories...........................................................................13
                  3.11     Contracts.............................................................................13
                  3.12     Receivables...........................................................................13
                  3.13     Intellectual Property.................................................................13
                  3.14     Major Suppliers and Customers.........................................................14
                  3.15     Litigation............................................................................14
                  3.16     Compliance with Decrees and Laws......................................................14
                  3.17     Permits...............................................................................15
                  3.18     Taxes.................................................................................15
                  3.19     Environmental Matters.................................................................16
                  3.20     Insurance.............................................................................17
                  3.21     Labor and Employment Matters..........................................................17
                  3.22     Employees; Compensation; Benefit Plans................................................18
                           (a)      Employees; Compensation......................................................18
                           (b)      Employee Benefit Plans.......................................................18
                  3.23     Absence of Certain Changes............................................................20
                  3.24     Warranties............................................................................20
                  3.25     Related Party Transactions............................................................20
                  3.26     Brokers...............................................................................21
                  3.27     Names.................................................................................21
                  3.28     Grantor Status.  .....................................................................21
                  3.29     Disclosure............................................................................21

ARTICLE IV.......................................................................................................21
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................21
                  4.1      Organization and Good Standing........................................................21


                                        ii




                  4.2      Authority.............................................................................21
                  4.3      No Conflict or Breach.................................................................21
                  4.4      Governmental Approvals................................................................22
                  4.5      Brokers...............................................................................22

ARTICLE V........................................................................................................22
         COVENANTS OF SELLER.....................................................................................22
                  5.1      Conduct of Business...................................................................22
                  5.2      Access and Information................................................................23
                  5.3      December 31, 1997 Audit...............................................................23

ARTICLE VI.......................................................................................................23
         MUTUAL COVENANTS........................................................................................23
                  6.1      Best Efforts..........................................................................23
                  6.2      Confidentiality.......................................................................24
                  6.3      Employee Benefit Matters; Employees...................................................24
                  6.4      No Other Solicitations................................................................26
                  6.5      Due Diligence.........................................................................26
                  6.6      Access................................................................................26

ARTICLE VII......................................................................................................27
         CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.............................................................27
                  7.1      Representations and Warranties........................................................27
                  7.2      Compliance with Covenants.............................................................27
                  7.3      Absence of Litigation.................................................................27
                  7.4      Absence of Change.....................................................................27
                  7.5      Consents and Approvals................................................................27
                  7.6      Environmental Audit...................................................................27
                  7.7      Removal of Liens......................................................................27
                  7.8      Legal Opinion.........................................................................28
                  7.9      Key Employees.........................................................................28
                  7.10     Title Insurance.......................................................................28
                  7.11     Real Estate Leases....................................................................28

ARTICLE VIII.....................................................................................................28
         CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS............................................................28
                  8.1      Representations and Warranties........................................................28
                  8.2      Compliance with Covenants.............................................................28
                  8.3      Absence of Litigation.................................................................28
                  8.4      Consents and Approvals................................................................28
                  8.5      Legal Opinion.........................................................................28

ARTICLE IX.......................................................................................................29
         CLOSING  ...............................................................................................29
                  9.1      Closing...............................................................................29


                                       iii




                  9.2      Deliveries by Seller..................................................................29
                  9.3      Deliveries by Beales..................................................................29
                  9.4      Deliveries by Buyer...................................................................30
                  9.5      Mutual Deliveries.....................................................................31
                  9.6      Further Assurances....................................................................31

ARTICLE X........................................................................................................31
         INDEMNIFICATION.........................................................................................31
                  10.1     Indemnification by Seller.............................................................31
                  10.2     Indemnification by Buyer..............................................................32
                  10.3     Notice of Claim.......................................................................32
                  10.4     Defense...............................................................................33
                  10.5     Time for Claims.......................................................................33
                  10.6     Limit on Claims.  ....................................................................33
                  10.7     Escrow................................................................................33
                  10.8     Sole Remedy...........................................................................34

ARTICLE XI.......................................................................................................34
         TERMINATION.............................................................................................34
                  11.1     Termination...........................................................................34
                  11.2     Effect on Obligations.................................................................35

ARTICLE XII......................................................................................................35
         MISCELLANEOUS...........................................................................................35
                  12.1     Survival of Representations...........................................................35
                  12.2     Bulk Sales............................................................................35
                  12.3     Risk of Loss..........................................................................35
                  12.4     Expenses..............................................................................36
                  12.5     Seller Employees......................................................................36
                  12.6     Publicity.............................................................................36
                  12.7     Best Efforts..........................................................................36
                  12.8     Receivables and Inventory Matters.....................................................36
                  12.9     Arbitration...........................................................................36
                  12.10    Notices...............................................................................37
                  12.11    Governing Law.........................................................................38
                  12.12    Jurisdiction; Service of Process......................................................38
                  12.13    Counterparts..........................................................................38
                  12.14    Assignment............................................................................39
                  12.15    Third Party Beneficiaries.............................................................39
                  12.16    Headings..............................................................................39
                  12.17    Amendments............................................................................39
                  12.18    Specific Performance..................................................................39
                  12.19    Severability..........................................................................39
                  12.20    Construction..........................................................................39
                  12.21    Entire Agreement......................................................................39

EXHIBITS

Exhibit A         Escrow Agreement
Exhibit B         Bill of Sale
Exhibit C         Instrument of Assumption
Exhibit D         Notice to Suppliers


SCHEDULES

Schedule 1.2(a)   Tangible Personal Property
Schedule 1.2(b)   Inventory
Schedule 1.2(d)   Assumed Contracts
Schedule 1.2(f)   Intellectual Property
Schedule 1.2(g)   Transferable Permits
Schedule 1.3(a)   Real Property
Schedule 1.4(h)   Other Excluded Assets
Schedule 1.5(b)   Certain Current Liabilities
Schedule 3.4      Required Consents
Schedule 3.5      Undisclosed Liabilities
Schedule 3.7(a)   Permitted Real Estate Liens
Schedule 3.7(c)   Liens
Schedule 3.11     All Contracts
Schedule 3.12     Receivables Matters
Schedule 3.13     Intellectual Property Matters
Schedule 3.14     Major Suppliers and Customers
Schedule 3.15     Litigation
Schedule 3.17     Permits
Schedule 3.20     Insurance Policies
Schedule 3.22     Employee Benefit Plans
Schedule 3.25     Related Party Transactions
Schedule 6.3      Accrued Vacation

                                                                           DRAFT
                                                                        12/19/97


                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (together with all Schedules and Exhibits hereto, this "Agreement"), dated as of December ____, 1997, is entered into by and among PLUMA, INC., a North Carolina corporation ("Buyer"), STARDUST CORPORATION, a Wisconsin corporation ("Seller"), and JOHN BEALE and LINDA BEALE, the shareholders of Seller (the "Beales").

                                R E C I T A L S :

                  1. Seller is headquartered in Verona, Wisconsin, and is the owner and operator of a national wholesale distributorship for undecorated sportswear (the "Business").

                  2. Seller desires to sell, and Buyer desires to buy, substantially all of the assets of Seller used in or relating to the operation of the Business, on the terms and conditions set forth in this Agreement.

                  3. In addition, the Beales desire to sell, and Buyer desires to buy, certain real estate and improvements owned by the Beales and leased by Seller and used in connection with the Business, on the terms and conditions set forth in this Agreement.

                  THEREFORE, Seller, the Beales and Buyer agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

                  1.1 Transfer of Assets. Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, at the Closing (as defined below) substantially all of the assets and properties of Seller, real and personal, tangible and intangible, of every kind and description, wherever located, used by Seller in connection with the operations of the Business, but excluding certain assets described in Section
1.4. The Beales agree to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from the Beales, at the Closing, that real estate described in Section 1.3 and all buildings and other improvements, fixtures and appurtenances thereon, all of which are owned by the Beales and leased by Seller. The assets being sold hereunder by the Seller and the Beales (including, without limitation, the aforesaid real property and improvements) are collectively referred to as the "Purchased Assets", and the assets described in
Section 1.4 are collectively referred to as the "Excluded Assets".

                  1.2 Purchased Assets. The Purchased Assets specifically include, but are not limited to, the following assets of Seller which are to be conveyed by Seller:

                           (a) Tangible Personal Property. All machinery, equipment, tools, furniture, office equipment, supplies, materials and other items of tangible personal property of every kind owned by Seller and used in connection with the Business (wherever located and whether or not carried on the Seller's books), including without limitation those listed on Schedule 1.2(a) (the "Tangible Personal Property"), and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date, together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof, and all maintenance records and other documents relating thereto.

                           (b) Inventories. All inventories of the Business as of the Effective Time (as defined below) (the "Inventory"), the location and an approximation of which as of the date hereof are described on Schedule 1.2(b), which Schedule will be updated as of the Closing Date.

                           (c) Other Tangible Assets. All other tangible assets of Seller of every kind and description, real, personal or mixed, wherever located, which are carried on the books of the Business or which are owned by Seller and used in connection with the Business.

                           (d) Assumed Contracts. All of Seller's interest in those certain Contracts (as defined in Section 3.11 below) that are described on Schedule 1.2(d) (the "Assumed Contracts").

                           (e) Accounts Receivable. All accounts receivable and trade accounts due to Seller as of the Effective Time in connection with the Business (the "Receivables"), and the full benefit of any security therefor.

                           (f) Intellectual Property. All of the intellectual property rights that are owned or used by Seller in connection with the Business, including without limitation the following: (A) all trademarks, service marks, trade names, logos and other designations, including without limitation the name "Stardust Corporation" and any variations thereof (the "Marks") and any registrations relating thereto, excluding, however, those trademarks, service marks, trade names, logos and other designations listed on Schedule 1.4(h) which are used by Star Motorsports, Inc.; and (B) all confidential or proprietary processes, formulas, technical data and other similar information that is of commercial value to the Business (the "Trade Secrets") (all items described in (A) and (B) being referred to collectively herein as the "Intellectual Property"), together with the goodwill related thereto. All items of Intellectual Property are described on Schedule 1.2(f).

                           (g) Permits. All permits, authorizations, certificates, approvals and licenses relating to the operation of the Business that are legally transferable, including without limitation those listed on Schedule 1.2(g) (the "Transferred Permits").

                           (h) Records. All records, technical data, asset ledgers, books of account, inventory records, budgets, customer and supplier lists, payroll and personnel records, computer programs, correspondence and other files of Seller created or maintained in connection with the Business.

                           (i) Claims. All of Seller's rights to any choses in action, claims, causes or rights of action arising in connection with the Business.

                           (j) Prepaids. Those prepaid expenses which will benefit Buyer in its normal operation of the Business after the Closing in an amount equivalent to such items' book value.

                           (k) Goodwill. Any and all of Seller's goodwill in and going concern value of the Business.

                  1.3 Real Property. The Purchased Assets also specifically include the following assets which are owned by and are to be conveyed by the Beales, and which are presently leased by Seller and used in connection with the
Business:

                           (a) Real Property. All that certain lot or parcel of land in Dane County, Wisconsin, more particularly described on Schedule 1.3(a) (the "Real Property"), and all of the Beales' right, title and interest in and to all rights, privileges and easements appurtenant thereto.

                           (b) Improvements. All improvements and fixtures located on the Real Property including, without limitation, all buildings located thereon containing an aggregate of approximately 63,000 square feet; any and all other buildings, structures and amenities currently located on the Real Property; and all fixtures, apparatus, equipment, vaults, machinery and built-in appliances used in connection with the operation and occupancy of the Real Property, such as heating and air conditioning systems, electrical systems and plumbing systems (collectively, the "Improvements").

                  1.4 Excluded Assets. The following assets of Seller shall be excluded from the Purchased Assets and shall be retained by Seller:

                           (a) Cash; Securities. All cash on hand and on deposit in banks, cash equivalents, marketable securities and investments.

                           (b) Prepaid Items. All prepaid expenses which will not benefit Buyer in its normal operation of the Business after the Closing in an amount equivalent to such items' book value.

                           (c) Personal Property Disposed Of. All tangible personal property disposed of or consumed in the ordinary course of business of the Business or with the written consent of Buyer between the date hereof and the Closing Date.

                           (d) Insurance. All insurance policies relating to the Business, including policies relating to property, liability, business interruption, health and workers' compensation and lives of officers of Seller, except for those identified as "Assumed Contracts" on Schedule 1.2(d).

                           (e) Assets of Benefit Plans. Pension, profit sharing or savings plans and trusts and the assets thereof.

                           (f) Certain Records. Minute books and stock books of Seller.

                           (g) Certain Contracts. Any Contracts entered into by Seller or by which Seller or any of the Purchased Assets is bound, other than the Assumed Contracts.

                           (h) Other Assets. The assets listed on Schedule
         1.4(h).

                  1.5      Liabilities.

                           (a) The Purchased Assets shall be sold and conveyed
to Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever. Buyer shall in no event assume or be liable for any liability or obligation not specifically assumed pursuant to this
Section 1.5, and Seller shall retain responsibility for all liabilities accrued as of the Effective Time (as defined below in Section 9.1) and all liabilities arising from Seller's operations prior to the Effective Time, whether or not accrued and whether or not disclosed, except for the Assumed Liabilities (as defined in Section 1.5(b) below) Specifically, but without limiting the generality of the foregoing sentence, Buyer shall not assume any liability or obligation of Seller with respect to employees or former employees of Seller (including any liability for accrued salaries, wages, payroll taxes, severance pay entitlements, health, medical, retirement, vacation or deferred compensation benefits, except for the obligations with respect to accrued vacation described in Section 6.3(e)); any tort or contractual claims; any taxes due or claimed to be due in respect of the Purchased Assets or the operation of the Business prior to the Effective Time; or any liability in respect of the use, storage, transportation, discharge, handling or disposal of any Hazardous Material (as defined in Section 3.19) prior to the Effective Time.

                           (b) As the only exceptions to the provisions of
paragraph (a) above, Buyer will assume at Closing the following obligations of Seller (the "Assumed Liabilities"): (i) obligations of Seller under the Assumed Contracts, to the extent that such obligations are not by their terms required to be performed prior to the Effective Time (provided that Buyer shall not assume any obligations of Seller for any breach of Seller's obligations under the Assumed Contracts); (ii) obligations of Seller for trade payables incurred in the ordinary course of operations of the Business and reflected on the Closing Balance Sheet (as defined below in Section 2.1(b)); and (iii) accrued vacation and holiday pay reflected on the Closing Balance Sheet; and (iv) obligations of Seller for other current liabilities of the nature described on
Schedule 1.5(b) that are incurred in the ordinary course of operations of the Business and reflected on the Closing Balance Sheet.

                                   ARTICLE II
                                  CONSIDERATION

                  2.1      Consideration.

                  (a) Real Property. The consideration payable by Buyer to the Beales for the Real Property and the Improvements shall be $1,500,000 (the "Real Property Consideration"), which shall be payable on the Closing Date by delivery of a wire transfer of immediately available funds to a single account designated by the Beales. No part of the Real Property Consideration will be held in escrow, and the amount of the Real Property Consideration is not subject to adjustment.

                  (b) General. The aggregate purchase price (the "Purchase Price") for the Purchased Assets other than the Real Property and the Improvements shall be equal to the sum of (a) $33,500,000, minus (b) $24,146 (which constitutes a credit for accrued vacation and holiday pay obligations assumed by Buyer), plus (c) the total amount actually paid by Seller prior to the Effective Time against invoices for its 1998 catalog, plus (d) the total deposits actually paid by Seller prior to the Effective Time to reserve space at 1998 trade shows (provided, however, that the amounts to be paid under clauses
(c) and (d) shall not in the aggregate exceed $450,000). The Purchase Price is subject to adjustment as provided in Section 2.1(d) below. Because the Purchase Price is subject to adjustment following the Closing Date, the amount paid on the Closing Date is sometimes referred to in this Agreement as the "Initial Purchase Price." The Initial Purchase Price shall be payable on the Closing Date by delivery of the following:

                           (i) a wire transfer of immediately available funds in
                  the amount of $2,500,000 to US Bank, National Association (the "Escrow Agent"), which shall hold $2,000,000 (the "Price Adjustment Holdback Amount") in escrow pending final determination of the Closing Balance Sheet and the Adjustments Statement (each as defined below) and shall hold the remaining $500,000 (the "Indemnity Holdback Amount") in escrow until the 90th day following the Closing Date, all in accordance with the escrow agreement attached to this Agreement as Exhibit A (the "Escrow Agreement"), which will be executed and delivered at the Closing; and

                           (ii) a wire transfer of immediately available funds
                  for the remainder of the Purchase Price to a single account designated by Seller, representing the remainder of the Initial Purchase Price.

                  (c) Closing Balance Sheet. As soon as practicable following the Closing Date, Seller shall cause to be prepared a statement of Purchased Assets and Assumed Liabilities as of the Effective Time (the "Closing Balance Sheet"). If the Effective Time either coincides with Seller's 1997 fiscal year end or occurs prior to Seller's 1997 fiscal year end, Seller will cause the Closing Balance Sheet to be audited by its independent auditors. If the Effective Time occurs following Seller's 1997 fiscal year end, Seller will cause its normal fiscal year end audit to occur (as described in Section 5.3), and will cause the Closing Balance Sheet to be compiled by its independent auditors. Buyer and its independent auditors shall be permitted to observe any physical inventory conducted in connection with preparation of the Closing Balance Sheet and to review the preparation of the Closing

Balance Sheet and all work papers, books and records associated with such preparation. Buyer and Seller shall cooperate with each other and their respective auditors to the extent reasonable and practical in the course of preparing the Closing Balance Sheet. Seller shall cause the Closing Balance Sheet to be delivered to Buyer, together with the auditor's report thereon, no later than the 90th day following the Closing Date. Seller shall simultaneously deliver notice to the Escrow Agent that the Closing Balance Sheet has been delivered to Buyer, stating the date on which the Closing Balance Sheet was delivered to Buyer. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those applied in preparation of prior financial statements of Seller (except that certain reserves will be established). The Closing Balance Sheet shall reflect, among other things, an amount to be known as "Adjusted Working Capital", which shall consist of trade accounts receivable as adjusted to reflect the proper reserve for uncollectible accounts, plus Inventory valued at weighted average invoice cost consistent with Seller's historic and current accounting records in accordance with generally accepted accounting principles, plus other current assets purchased by Buyer, less trade accounts payable, less other current liabilities assumed by Buyer, if any. The Closing Balance Sheet shall form the basis for certain adjustments to the Purchase Price, as described in Section 2.1(d) below. Seller shall deliver to Buyer at the same time as the Closing Balance Sheet a statement (the "Adjustments Statement") showing any Purchase Price adjustment required as a result of the amounts reflected on Closing Balance Sheet, and specifying the final Purchase Price, as adjusted (the "Final Purchase Price").

                  (d) Purchase Price Adjustment. If Adjusted Working Capital reflected on the Closing Balance Sheet is less than $5,000,000, the Purchase Price shall be reduced one dollar for each dollar of such shortfall. If Adjusted Working Capital reflected on the Closing Balance Sheet is equal to or greater than $5,000,000, the Purchase Price will not be adjusted.

                  (e) Dispute Resolution. If Buyer has any objection to the Closing Balance Sheet or the Adjustments Statement, it shall deliver a notice of objection to Seller and to the Escrow Agent within 15 business days following its receipt of the Closing Balance Sheet and the Adjustments Statement, stating in reasonable detail the amounts objected to, the reasons for such objection and the proposed Final Purchase Price. If Buyer does not deliver notice of objection within such period, then Buyer shall be deemed to agree with the Closing Balance Sheet and the Adjustments Statement, and such documents shall be final and binding between the parties. If Buyer does deliver a notice of objection within the 15 business day period described above, the parties agree to negotiate in good faith to resolve their differences as to any disputed amounts. If they are unable to resolve their differences within 15 business days after Buyer's notice of objection, then such differences shall be submitted to the Milwaukee, Wisconsin office of Ernst & Young, or such other nationally recognized independent certified public accounting firm as may be jointly selected by Buyer and Seller, who shall act as an arbitrator. The arbitrator shall be instructed to use its commercially reasonable efforts to perform such services within 30 days of the submission to it of the Closing Balance Sheet and Adjustments Statement and the related dispute, and, in any case, as soon as practicable after such submission. Each of the parties shall bear all costs and expenses incurred by it (including legal and accounting fees) in connection with such arbitration; provided, however, that the fees and expenses of the arbitrator shall be shared equally by Buyer and Seller. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator shall be final and binding and there shall be no right of appeal therefrom. Time is of the essence with respect to this Section 2.1(e).

                  (f) Instructions to Escrow Agent; Other Payments. As soon as the Closing Balance Sheet and Adjustments Statement have become final, whether by lapse of time, mutual agreement of the parties or by a decision of the arbitrator, Buyer and Seller agree to execute joint instructions to the Escrow Agent and to take other actions, as described below. If either Buyer or Seller fails to execute such instructions to the Escrow Agent within three business days following the lapse of time, mutual agreement or final decision of the arbitrator, then the arbitrator is authorized to execute such instructions and deliver them to the Escrow Agent.

                           (i) If the Final Purchase Price equals the Initial
                  Purchase Price, the Escrow Agent shall be instructed to distribute the entire Price Adjustment Holdback Amount (with accrued interest) to Seller.

                           (ii) If the Final Purchase Price is less than the
                  Initial Purchase Price, the Escrow Agent shall be instructed to distribute to Buyer so much of the Price Adjustment Holdback Amount as shall be equal to such shortfall (with accrued interest), and to distribute to Seller the remainder of the Price Adjustment Holdback Amount, if any (with accrued interest). If the Price Adjustment Holdback Amount is less than the amount of the shortfall between the Final Purchase Price and the Initial Purchase Price, then Seller and the Beales jointly and severally agree to pay immediately by wire transfer to Buyer any additional amounts due to cover such shortfall.

                           (iii) If there is a notice of objection with respect
                  to the Adjustments Statement, the Escrow Agent shall nevertheless be instructed to (A) distribute to Seller the excess, if any, of the proposed Final Purchase Price as stated in the notice of objection over the Initial Purchase Price or
                  (B) distribute to Buyer the excess of the Initial Purchase Price over the proposed Final Purchase Price as stated in the Adjustments Statement.

                  2.2 Allocation. Following completion of the Closing Balance Sheet and all adjustments to the Initial Purchase Price, Buyer shall prepare and circulate to Seller the Form 8594 promulgated by the Internal Revenue Service to show the parties' agreement as to the allocation of the Final Purchase Price among the assets purchased by Buyer from Seller, reflecting the amounts shown and as allocated on the Closing Balance Sheet, and reflecting the allocation of $250,000 of the Purchase Price to the covenants not to compete set forth in
Section 2.4 below. Each of Buyer and Seller agrees to file such Form 8594 with its respective federal income tax return for the tax year in which the Closing occurs. Each party agrees to deliver to the other a copy of the Form 8594 as filed with its return within 30 days of filing such return.

                  2.3 Proration of Certain Items. With respect to certain expenses incurred in the operation of the Business by Seller and the ownership of the Real Property by the Beales, the following prorations shall be made:

                           (a) Taxes. Real and personal ad valorem property taxes shall be apportioned at the Closing as of the Effective Time, based on the net general taxes for the year 1997 as stated on the tax bill from the taxing authority.

                           (b) Utilities. Utilities, water and sewer charges shall be apportioned based on meter readings as of the Closing Date.

                           (c) Personal Property Leases. The next payment due to lessors after the Effective Time with respect to any equipment that are assigned to and assumed by Buyer shall be apportioned between Seller and Buyer based on the time in such period before and after the Effective Time.

                           (d) Deposits. Deposits paid by Seller with respect to any Assumed Contracts which can be transferred to Buyer will be so transferred and Buyer will pay Seller the full amount thereof.

                           (e) Prepaid Items. All prepaid expenses and deferred items and similar other assets which will benefit Buyer in its normal operation of the Business after the Closing shall be apportioned at the Closing as of the Effective Time.

                           (f) Volume Rebates. All volume rebates whether in cash or credit for Seller's fiscal year ending December 31, 1997 shall belong to Seller and shall be paid in cash to Seller when received, whether before or after the Closing.

Appropriate cash payments by Seller, the Beales or Buyer, as the case may require, shall be made from time to time, as soon as practicable after the facts giving rise to the obligation for such payments are known, to give effect to the prorations provided in this Section.

                  2.4 Noncompetition. As a condition to Buyer's obligation to purchase the Purchased Assets and in order to ensure to Buyer the full benefits of the Purchased Assets and the Business, each of Seller and the Beales hereby covenants and agrees that, during the "Restricted Period" (defined below), he or it will not in any manner, directly or indirectly, whether as an owner, manager, lender, consultant, partner, agent, employee, officer or director, engage in the business of a wholesale distributorship of undecorated sportswear within the entire United States except for Alaska. In addition, each of Seller and the Beales hereby covenants and agrees that, during the "Restricted Period" (defined below), he or it will not directly or indirectly, on behalf of itself or himself or on behalf of any other person, firm, partnership, corporation, association or other entity, call upon or solicit any of the customers of Seller for the purpose of soliciting or providing any undecorated sportswear. The term "Restricted Period" shall mean five years following the Closing Date; provided, however, that in the case of either of the Beales who become employed by Buyer, the "Restricted Period" shall mean five years following the Closing Date or one year following termination of such person's employment with Buyer, whichever occurs later. Seller and the Beales acknowledge that any breach of the covenants of this Section will result in irreparable damage and continuing injury to Buyer. Therefore, in the event of any breach or threatened breach of the covenants in this Section, Seller and the Beales acknowledge that Buyer shall be entitled, without limiting any other remedies, to an injunction for violations of this Section restraining Seller or either of the Beales, as the case may be, from committing any such violation, and Seller and the Beales hereby consent to the issuance of such injunction. Seller and the Beales acknowledge and agree that (a) Stardust presently sells undecorated sportswear to customers in all states except Alaska; (b) the covenants of this Section are reasonably necessary for the protection of Buyer and its business;
(c) such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographical area thereof, the scope thereof and the effect thereof on Seller, the Beales and the public; (d) the purpose and effect of such covenants is solely to protect Buyer for a limited period of time from unfair competition by Seller and the Beales; (e) the purchase of the Purchased Assets is expressly conditioned upon Seller and the Beales agreeing to enter into all of the covenants and provisions of this Section; and (f) such covenants and provisions will not prevent Seller or the Beales from engaging in other commercial activities by which a reasonable income may be earned. In the event that any provision of this Section shall be determined by any court to be unenforceable, this Section shall be interpreted to extend over the maximum time periods for which it may be enforceable, and to the maximum extent in any and all other respects as to which it may be enforceable, all as shall be determined by such court. Notwithstanding the foregoing, nothing in this Section 2.4 shall prevent John Beale from performing his duties under the Employment Agreement with Pluma described in Section 7.9, and nothing in this Section 2.4 shall prevent Seller or the Beales from engaging in any of the following activities: (a) owning any number of shares of Buyer;
(b) owning up to 2% of the equity of any corporation whose securities are registered on a national exchange; or (c) owning or operating any business engaged in the purchase of undecorated sportswear for resale to retail consumers as decorated sportswear, or any business engaged in the contract printing of undecorated sportswear for resale to retail consumers as decorated sportswear.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SELLER AND BEALES

                  Seller and the Beales, jointly and severally, represent and warrant to Buyer as follows:

                  3.1 Organization and Good Standing; Governing Documents. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Seller has all requisite power and authority to own, operate and lease the Purchased Assets and to conduct the operations of the Business as presently conducted. The character of the property owned, leased or operated by Seller and/or the nature of the business conducted by it do not require Seller to be qualified in any jurisdiction other than Wisconsin, except for instances in which the failure to be qualified would not have a material adverse effect on the Business. Seller has previously delivered to Buyer true and complete copies of its Articles of Incorporation and Bylaws, including all amendments thereto. Except for the Beales, there are no persons or entities having any shareholder interest or other ownership interest in Seller.

                  3.2 Authority. Seller has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform the transactions contemplated hereby and thereby. Each of the Beales has full legal capacity to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution, delivery and performance of this

Agreement have been duly and validly authorized by all necessary corporate and shareholder action on the part of Seller. This Agreement has been duly executed and delivered by Seller and the Beales and constitutes a valid and binding obligation of Seller and the Beales, enforceable against each of them in accordance with its terms. The Escrow Agreement will be duly executed and delivered by Seller at the Closing, and will constitute at Closing a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and the Escrow Agreement do not and will not:

                           (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Seller;

                           (b) assuming compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and except for the requirements of any bulk sales laws (which the parties have agreed to waive), conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Seller, the Beales or the Purchased Assets;

                           (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 3.4, require notice to or the consent of any third party under any contract, agreement, lease, commitment, mortgage, note, license or other instrument or obligation to which Seller or either of the Beales is party or by which any of them are bound or by which the Purchased Assets are affected; or

                           (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Purchased Assets.

                  3.4 Consents and Approvals. Schedule 3.4 describes each of the following which is required in connection with the valid execution and delivery by Seller and the Beales of this Agreement, in connection with the valid execution and delivery by Seller of the Escrow Agreement, or in connection with the consummation by Seller and the Beales of the transactions contemplated herein and therein (including without limitation the assignment of the Assumed Contracts to Buyer): (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, other than as required under the HSR Act or bulk sales acts, and (b) each consent, approval, authorization of or notice to any other third party. The items described in clauses (a) and (b) are referred to collectively as the "Required Consents".

                  3.5 Financial Statements. Seller has previously delivered to Buyer true and complete copies of (a) the audited balance sheets of Seller as of December 31, 1993, 1994, 1995 and 1996 and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, and the reports prepared in connection therewith by the independent certified public accountants auditing the same; and (b) interim unaudited financial statements for the nine months ended September 30, 1997 (collectively, the "Financial Statements"). Each of the Financial Statements:

                           (a)      is true, complete and correct;

                           (b) is in accordance with the books and records of the Seller;

                           (c) presents fairly the assets, liabilities and financial condition of Seller as of the respective date thereof, and the results of operations for the period then ending; and

                           (d) has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

Seller has no liability or obligation, whether accrued, absolute, or contingent that is not reflected or reserved against in the December 31, 1996 financial statements, except for (a) liabilities and obligations that are not required by generally accepted accounting principles to be included therein; (b) liabilities and obligations incurred after December 31, 1996 in the ordinary course of business consistent with past practice that will not, individually or in the aggregate, result in a material adverse effect on the Business; and (c) liabilities and obligations disclosed on Schedule 3.5.

                  3.6 Books and Records. The books and records of Seller relating to the Business and the Purchased Assets are true, accurate and complete and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

                  3.7 Title to and Sufficiency of Assets. The Beales have good and marketable title to the Real Property and the Improvements, and Seller has good and marketable title to all of the other Purchased Assets, free and clear of any liens, encumbrances, claims, security interests, mortgages or pledges of any nature (collectively, "Liens"), other than:

                           (a) covenants, restrictions and easements of record that do not affect the full use and enjoyment of the Real Property for the purposes for which it is currently used or detract from its value, and the liens affecting the Real Property which are described on
         Schedule 3.7(a).

                           (b)      Liens for taxes not yet due and payable; and

                           (c) Liens described on Schedule 3.7(c), all of which will be removed at or prior to Closing.

The Liens described in clauses (a) and (b) are referred to collectively as "Permitted Liens". The Purchased Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, required to operate the Business in the manner presently operated by Seller, except for the Excluded Assets. The Beales own no personal property that is located on or in or used in connection with the Real Property and the Improvements, except as listed on Schedule 1.4(h).

                  3.8      Real Property.

                  (a) Owned. Seller owns no real property. The Real Property is owned by the Beales, and the Beales have delivered to Buyer true and correct copies of (i) all deeds, title insurance policies and existing surveys of the Real Property and (ii) all documents evidencing any Liens on the Real Property. The Beales own and will own at the Closing fee simple title to the Real Property. All water, sewer, gas, electric, telephone and drainage facilities and other utilities required by law or by the normal use and operation of the Real Property are installed and operating under valid permits or agreements.

                  (b) Leased. The Real Property constitutes all of the real property used by Seller in connection with the Business. True and correct copies of the lease (including all amendments thereto) (the "Real Property Lease") for the Real Property have previously been delivered to Buyer. The Real Property Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under the Real Property Lease.

                  (c) Improvements; Zoning. To the best knowledge of Sellers and the Beales, the Real Property is zoned for the various purposes for which the Improvements are presently being used, and all Improvements (including, without limitation, parking related thereto) are in compliance with all applicable building codes, subdivision, zoning and land use laws, ordinances and regulations without special permit or variance. Neither Seller nor the Beales have any knowledge of any proposed change in such laws, ordinances or regulations which would interfere with the use of the Real Property as presently operated. To the best knowledge of Seller and the Beales, all Improvements are in good repair and in good operating condition, ordinary wear and tear excepted, and free from latent and patent defects. Specifically, but without limiting the generality of the foregoing, to the best knowledge of Seller and the Beales, (i) the Real Property and the roofs of all buildings included in the Improvements drain adequately; (ii) no portion of the Real Property lies within an area designated as "wetlands"; (iii) all functional systems and structural components of the buildings including, without limitation, the roofs, roof curbs, floors, heating, air conditioning and ventilating mechanical systems, compressors, electrical systems, plumbing systems, sprinklers and other fire protection and life safety systems, refrigeration systems, vaults, equipment and appliances are in good condition and working order; and (iv) the Improvements are free from damage or infestation from termites or other wood destroying organisms. To the best knowledge of Seller and the Beales, no part of any Improvement encroaches on any real property not included in the Real Property.

                  3.9 Tangible Personal Property. All of the tangible personal property owned by Seller and used in connection with the Business is listed on
Schedule 1.2(a), and all tangible personal property leased by Seller and used in connection with the Business is described on Schedule 1.2(d) (which lists Assumed Contracts). To the best knowledge of Seller and the Beales, each item of Tangible Personal Property, and each item of tangible personal property leased under the Assumed Contracts, is in good operating order, condition and repair, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Business, is free from defects, is merchantable and is of a quality and quantity presently usable in the ordinary course of business of the

Business. To the best knowledge of Seller and the Beales, no item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

                  3.10 Inventories. All items included in the Inventory (i) are in good condition, not obsolete or defective; (ii) are and will be useable or saleable within 180 days from the date delivered to Seller in the ordinary course of business of the Business; (iii) are located at the Real Property; and
(iv) have been acquired by Seller only in bona fide transactions entered into in the ordinary course of business.

                  3.11 Contracts. Schedule 3.11 lists all material written contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases, licenses, understandings and obligations to which Seller is party or by which Seller or any of the Purchased Assets (including, without limitation, the Real Property and Improvements) are bound or affected (collectively, the "Contracts"). Seller is not party to any material oral contracts, commitments, understandings or agreements, nor are any of the Purchased Assets bound or affected by any material oral contracts, commitments, understandings or agreements. Certain of the Contracts will be assigned to Buyer at the Closing, and are defined herein as "Assumed Contracts" and are listed on Schedule 1.2(d). Either Seller or the Beales have delivered to Buyer true and complete copies of all Contracts, including any and all amendments and other modifications thereto. Each of the Assumed Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Assumed Contracts. The assignment of the Assumed Contracts by Seller to Buyer will not, with respect to any Assumed Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Required Consents, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

                  3.12 Receivables. Except as set forth on Schedule 3.12, all Receivables reflected on the Financial Statements, and all Receivables to be reflected on the Closing Balance Sheet, in each case net of the reserves, if any, established on such financial statements, are or at the Closing Date will be, legal, valid and binding obligations, and are collectible in full at face value (net of the reserves described above) within 60 days after the due date thereof. All such Receivables were created in the ordinary course of business of the Business. Except as set forth on Schedule 3.12, there are no set-offs, counterclaims or disputes asserted with respect to any Receivable, nor, to the best knowledge of Seller or the Beales, are any such set-offs, counterclaims or disputes threatened. No discount or allowance from any Receivable has been made or agreed to, except discounts for prompt payment granted in the ordinary course of business and reflected in documents evidencing such account. The reserves, if any, established for doubtful or uncollected accounts as shown on the Audited Statement, as adjusted for the passage of time through the Closing Date in accordance with the past practice of Seller, have been calculated in a method consistent with those historically used with respect to the accounts receivable of the Business.

                  3.13 Intellectual Property. Schedule 1.2(f) sets forth a list of all Marks owned or used by Seller in connection with the Business (including without limitation the name "Stardust" and any variations thereof), a list of the goods or services with which each Mark is used, the dates of first use of each Mark and all United States, foreign and state registrations relating to any of the Marks (the "Trademark Registrations"). Each of the Marks has been in continuous use since the date of first use recited in Schedule 1.2(f), and each of the Marks is now in use in interstate or intrastate commerce, in each case as specified in Schedule 1.2(f), on or in connection with all of the goods or services set forth on such Schedule. Seller has no rights in any copyrighted works or inventions that are patented. Schedule 1.2(f) includes a brief description of all of the Trade Secrets. Seller has not disclosed any of the Trade Secrets to any third party. Seller owns all right, title and interest in and to each item included in the Intellectual Property, free and clear of any Liens or licenses. Seller has not licensed any of the Intellectual Property to any third party, and, to the best knowledge of Seller and the Beales, no party is using any such Intellectual Property, except as described on Schedule 3.13. The Intellectual Property consists of all of the intellectual property rights necessary to conduct the Business. There are no claims or suits against Seller challenging Seller's ownership of or right to use any of the Intellectual Property, nor, to the best knowledge of Seller and the Beales, does there exist any basis therefor. There are no claims or suits against Seller alleging that any of the Intellectual Property infringes any rights of any third parties, nor, to the best knowledge of Seller and the Beales, does there exist any basis therefor.

                  3.14 Major Suppliers and Customers. Schedule 3.14 contains a list of the top ten suppliers of Seller and the top 25 customers of Seller, as measured by the amounts (net of returns and allowances) purchased by Seller from such suppliers, or sold by Seller to such customers, during the periods of (a) portion of the 1997 fiscal year ended November 10, 1997 and (b) the fiscal year ended December 31, 1996. Schedule 3.14 reflects in each case the amounts (net of returns and allowances) so purchased or sold by Seller during such period. Seller is not engaged in any dispute with any of such suppliers or customers. Neither Seller or the Beales have received any written or verbal notice that any supplier or customer listed on Schedule 3.14 intends to terminate or curtail its relationship with the Business, either before or after the Closing Date.

                  3.15 Litigation. Except as described on Schedule 3.15, and except for returns of goods in the ordinary course of business in volumes not exceeding historical averages, there are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") pending, or to the best knowledge of Seller and the Beales, threatened, against Seller, or involving its operations, the Business or any Purchased Assets. Except as described on Schedule 3.15, no Claims have been brought within the last three years against Seller or the Business, or affecting the Purchased Assets, or relating to Seller's or the Beales' ownership, use or operation of the Purchased Assets. To the best knowledge of Seller and the Beales, there are no facts or circumstances which could serve as the basis for any Claim against Seller or the Beales involving the Business or the Purchased Assets, or, by virtue of the execution, delivery and performance of this Agreement, against Buyer.

                  3.16 Compliance with Decrees and Laws. There is not outstanding or, to the best knowledge of Seller and the Beales, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Seller, the Business or the Purchased Assets. Seller is currently, and has been at all times in compliance in all material respects with all laws, statutes, rules, regulations, orders and licensing requirements ("Rules") of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of the Business (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). The Beales are currently, and have been at all times, in full compliance with all Rules applicable to the Real Property. To the best knowledge of Seller and the Beales, there has been no allegation of any violation of any such Rules, and to the best knowledge of Seller and the Beales, no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to Seller, the Business or the Purchased Assets.

                  3.17 Permits. Seller and the Beales have obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications that are material to the conduct of the Business and the ownership and operation of the Purchased Assets, all of which are described on
Schedule 3.17 (the "Permits"). Neither Seller nor the Beales is in violation in any material respect under any of the Permits, and no proceedings are pending or, to the best knowledge of Seller or the Beales, threatened, to revoke or limit any Permit. Any Permits that are legally transferable (including, without limitation, those listed on Schedule 1.2(g)) will be effectively assigned and transferred to Buyer at the Closing.

                  3.18 Taxes. Seller and the Beales have properly completed, duly and timely filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns, reports and declarations of estimated tax (the "Tax Returns") required to be filed before the Effective Time. All Tax Returns are accurate, complete and correct as filed, and Seller has paid in full or made adequate provision in its financial statements for all amounts shown to be due on the Tax Returns. The Beales have paid in full all amounts shown to be due on the Tax Returns. All United States, state and local income, profits, franchise, sales, use, occupancy, property, payroll, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof (including interest, penalties and any additions to tax) (the "Taxes") due from or claimed to be due by each taxing authority in respect of Seller, the Beales, the Business or the Purchased Assets, for all periods through the date of this Agreement, have been, and for all periods through the Effective Time will be, fully paid or, alternatively, in the case of Seller, adequately provided for in the financial statements of Seller for all amounts shown to be due on Seller's tax returns. Seller has timely made and will timely make all withholdings of tax required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Seller. All deficiencies asserted as a result of any examinations of the Tax Returns have been paid or adequately provided for in the Financial Statements, and no issue has been raised by a taxing authority in any such examination which, if raised with regard to any other period not so examined, would be expected to result in a proposed deficiency for any other period not so examined. Seller will not have any liability, either in its own right or as a transferee, for Taxes in excess of the amount paid or reserved for any period prior to the Closing. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return, or the period for assessment or collection of any Taxes. Neither Seller nor the Beales are parties (either jointly or separately) to any pending action or proceeding, nor to the best knowledge of Seller and the Beales, is there threatened any action or proceeding, by any governmental authority for assessment or collection of taxes, and neither Seller nor the Beales have been notified by any governmental authority that an audit or review of any tax matter is contemplated. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and payable) upon any of the Purchased Assets. Each of Seller and the Beales is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and Buyer has no obligation to withhold taxes from the Purchase Price due to Seller or the Beales. Seller has not ever been a member of any affiliated group of corporations filing a consolidated federal or state income tax return.

                  3.19 Environmental Matters. To the best knowledge of Seller and the Beales, the existing and prior uses of the Purchased Assets comply with, and at all times have complied with, and neither Seller nor the Beales is in violation of, or has violated, in connection with the ownership, use, maintenance or operation of the Purchased Assets or the Real Property, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, Chapters 280 through 299 (inclusive) and Chapter 160 of the Wisconsin Statutes, and the regulations promulgated thereunder, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing, to the best knowledge of Seller and the Beales:

                           (a) Seller has obtained and is in full compliance with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the Business, all of which are listed on Schedule 1.2(g).

                           (b) The Purchased Assets (including, without limitation, the Real Property and Improvements) are free of asbestos containing materials ("ACM's") and polychlorinated biphenyls ("PCB's").

                           (c) Seller and its predecessors in interest have operated the Purchased Assets and the Real Property, and have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in strict compliance with all Environmental Laws. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, PCB's, lead-based paints, any petroleum product, petroleum by-products (including but not limited to crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, defined as such in (or for the purposes of) the Environmental Laws. Seller has not transported or arranged for the transport of any Hazardous Materials.

                           (d) No Hazardous Material has been released, deposited, discharged, placed, disposed of or originated on or under the Purchased Assets, nor has the Real Property been used by any person as a landfill or waste disposal site.

                           (e) There are no underground or aboveground tanks situated on the Real Property.

                           (f) There are no monitoring wells on the Real Property for monitoring any Hazardous Wastes.

                           (g) There are no Liens on any of the Purchased Assets resulting from any cleanup or proposed cleanup under the Environmental Laws.

                           (h) No Environmental Law, and no proposed
         Environmental Law, imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Business and the Real Property to engage in any work, repairs, construction or capital expenditures in order to comply with such Environmental Law or such proposed Environmental Law.

                           (i) No notices of any violation, inquiries or requests for information relating to any of the matters referred to in Subsections (a) through (h) above relating to the Purchased Assets or the Real Property or their use have been received by Seller or either of the Beales.

                  3.20 Insurance. Schedule 3.20 describes all insurance policies maintained by Seller or the Beales with respect to the Business and the Purchased Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Effective Time. Such policies provide adequate coverage for all risks normally insured against. Neither Seller nor, with respect to the Real Property and the Improvements, the Beales, has been refused any insurance by any insurance carrier during the past two years.

                  3.21 Labor and Employment Matters. With respect to employment matters:

                           (a) No employees of Seller who work in the Business are or have been represented by a union or other labor organization or covered by any collective bargaining agreement at Seller's business, and to the best knowledge of Seller and the Beales, no union is attempting to organize any such employees at Seller's business.

                           (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Seller or the Beales, threatened against or affecting Seller or the Business, nor have there been any such events pending or threatened during the past 24 months.

                           (c) Seller is in compliance in all material respects with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Seller pending or, to the best knowledge of Seller or the Beales, threatened.

                           (d) No representations have been made by Seller, the Beales or Seller's employees or agents to employees of Seller with respect to Buyer's intentions to employ, or not to employ, Seller's employees (except for John Beale and James Beale) or with respect to the conditions of any such employment; and, except as provided for herein, no representations shall be made by Seller, the Beales or Seller's employees or agents to employees and Seller with respect to Buyer's intentions to employ, or not to employ, Seller's employees or with respect to the conditions of any such employment.

                  3.22     Employees; Compensation; Benefit Plans.

                  (a) Employees; Compensation. Seller has previously given to Buyer a complete and correct list of the name, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, director, independent contractor, consultant and agent of Seller who is associated with the Business and each other person to whom Seller pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

                  (b)      Employee Benefit Plans.

                           (i) Schedule 3.22 contains an accurate and complete
                  list of all Plans, as defined below, contributed to, maintained or sponsored by Seller, to which Seller is obligated to contribute or with respect to which Seller has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which Seller is a member to the extent Seller has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: (A) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (B) employment agreements, and (C) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

                           (ii) Except as disclosed in Schedule 3.22, Seller
                  does not contribute to, has no obligation to contribute to or otherwise has no liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), (C) any Plan which is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA, or subject to Title IV of ERISA, or (D) any Plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                           (iii) Except as disclosed in Schedule 3.22, none of
                  the Plans obligates Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in
                  Section 280G of the Code (and regulations promulgated thereunder).

                           (iv) Each Plan and all related trusts, insurance
                  contracts, and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of Seller, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could subject Seller, or any trustee or administrator of any Plan, or any party dealing with any Plan, or Buyer to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and Seller has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. As of the Closing Date, all required payments, premiums, contributions, reimbursements or accruals with respect to each Plan for all periods ending prior to or as of the Closing Date shall have been made. No plan has any material unfunded liabilities.

                           (v) Each Plan that is intended to be qualified under
                  Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                           (vi) No underfunded "defined benefit plan" (as such
                  term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c) and (m) of the Code) of which Seller is a member or was a member during such five-year period.

                           (vii) With respect to each Plan, Seller has provided
                  Buyer with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Plans are maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the two most recent financial statements, (D) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and (E) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

                  3.23 Absence of Certain Changes. Since December 31, 1996, Seller has conducted the operations and business of the Business only in the ordinary course, and has not:

                           (a) Suffered any material damage, destruction or loss to any material asset used in the Business, whether or not covered by insurance;

                           (b) Sold, transferred, distributed or otherwise disposed of any assets used in the operation of the Business, except for assets consumed or disposed of in the ordinary course of business or having an aggregate value not in excess of $25,000;

                           (c) Made or entered into any general wage or salary increase for its employees as a group;

                           (d) Amended or terminated any material contract, lease, license or commitment relating to the conduct of the Business or the Purchased Assets;

                           (e) Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except normal trade or business obligations incurred in the ordinary course of business;

                           (f) Introduced any new method of management, operations or accounting;

                           (g) Suffered any material adverse change in the condition (financial or otherwise), results of operations or business of the Business or the Purchased Assets, or any other event or condition of any character that might reasonably be expected to have a material adverse effect on the Business or the Purchased Assets; or

                           (h) Agreed, whether in writing or otherwise, to take any action described in this Section.

                  3.24 Warranties. There are no continuing or outstanding warranties of Seller applicable to goods sold by Seller, except for warranties implied by law.

                  3.25 Related Party Transactions. Except as described on
Schedule 3.25, the Assumed Contracts do not include any agreement with, or any other commitment to (a) any officer or shareholder of Seller; (b) any person related by blood or marriage to any such officer or shareholder;

or (c) any corporation, partnership, trust or other entity in which Seller or any such officer, shareholder or related person has an equity or participating interest.

                  3.26 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Seller or the Beales in connection with the negotiation or consummation of this Agreement or the sale of the Business, and there are no claims for any brokerage commission, finder's fee or similar payment due from Seller or the Beales.

                  3.27 Names. During the term of its existence, Seller has not been known by or conducted business under any name other than Stardust Corporation. All assets and rights relating to the Business are held by, and all agreements, obligations, expenses and transactions relating to the Business have been entered into, incurred and conducted by Seller under that name.

                  3.28 Grantor Status. Neither Seller nor either of the Beales is a "Grantor" within the meaning of the Wisconsin Fair Dealership Law.

                  3.29 Disclosure. No representation, warranty or statement made by Seller or the Beales in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. The fact that Seller has delivered copies of certain documents to Buyer shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller and the Beales as follows:

                  4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  4.2 Authority. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and the Escrow Agreement will be duly executed and delivered by Buyer at the Closing, and constitutes or will constitute at Closing a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  4.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and the Escrow Agreement do not and will not (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Buyer or (b) assuming compliance with the HSR Act, conflict with or constitute a violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority or arbitrator applicable to or relating to Buyer.

                  4.4 Governmental Approvals. Except as required by the HSR Act, no consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated herein.

                  4.5 Brokers. Except for Philpott, Ball & Company, which is acting as financial advisor to Buyer, for whose fees Buyer shall be solely responsible, Buyer has retained no finder, broker, agent or other intermediary to act for or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, and no party has made any claims for any brokerage commission, finder's fee or similar payment due from Buyer.


                                    ARTICLE V
                         COVENANTS OF SELLER AND BEALES

                  Seller and the Beales covenant and agree with Buyer as follows:

                  5.1 Conduct of Business. Between the date of this Agreement and the Effective Time, Seller shall, except as otherwise specifically consented to in writing by Buyer:

                           (a) Conduct the operations of the Business in the normal and customary manner in the ordinary course of business;

                           (b) Maintain and keep the tangible Purchased Assets (including, without limitation, the Real Property and Improvements), and any tangible assets leased under leases to be assumed by Buyer, in good operating order, repair and condition, ordinary wear and tear excepted;

                           (c) Keep in full force and effect the insurance described in Section 3.20;

                           (d) Perform all of its obligations under all Contracts and the Real Property Lease, and not amend, alter or modify any provision thereof;

                           (e) Use its best efforts to preserve Seller's organization intact and maintain its relationships with its employees, suppliers and customers;

                           (f) Promptly advise Buyer of any material adverse change in the condition (financial or otherwise) of the Business or the Purchased Assets;

                           (g) Promptly advise Buyer of the occurrence of any material event or circumstance which affects the consummation of the transactions contemplated by this

         Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

                           (h) Not create or permit to exist any Lien with respect to any of the Purchased Assets, except for the Liens described on Schedule 3.7(c), all of which will be removed at or prior to the Closing;

                           (i) Not sell or dispose of any Purchased Assets, except in the ordinary course of business of the Business;

                           (j) Promptly advise Buyer of any material change in the list of employees referred to in Section 3.22(a) or in the compensation payable to any such employee;

                           (k) Not make any capital improvements or expenditures in excess of $10,000 in the aggregate;

                           (l) Maintain and collect the Receivables and extend credit terms to its customers in the ordinary course of business consistent with past practices; and

                           (m) Not sell or dispose of any fixed assets without prior written consent of Buyer.

                  5.2 Access and Information. Between the date of this Agreement and the Closing, Seller and the Beales shall permit Buyer and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of Seller, and to the Real Property and Improvements (including, without limitation, such access as shall be reasonably necessary to conduct a Phase I and/or Phase II environmental audit of the Real Property and the Improvements). Seller and the Beales shall furnish to Buyer and its representatives all information concerning the Purchased Assets or the Business as Buyer may reasonably request.

                  5.3 December 31, 1997 Audit. If the Closing has not occurred by the end of Seller's 1997 fiscal year, Seller will cause its independent auditors to audit its financial statements for the fiscal year ending December 31, 1997, and shall deliver copies of such financial statements and the auditors' report thereon to Buyer as soon as practicable, but in no event later than the date of delivery of the Closing Balance Sheet.


                                   ARTICLE VI
                                MUTUAL COVENANTS

                  Each of Buyer and Seller covenants and agrees with the other as follows:

                  6.1 Best Efforts. Each of Buyer and Seller shall use its best efforts (not including the expenditure of money other than customary filing fees) to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer and Seller shall, as promptly as practicable following the execution of this Agreement, in cooperation with each other, complete and file with the appropriate authorities the premerger notification forms and any other documents required under the HSR Act. In addition, Seller shall use its best efforts (not including the expenditure of money other than customary filing fees) to obtain as promptly as possible all other Required Consents.

                  6.2 Confidentiality. In recognition of the confidential nature of certain of the information which will be provided to each party by the other, each of Buyer, Seller and the Beales agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all information transmitted or disclosed to it by the other, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by the other, except that each of Buyer, Seller and the Beales may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of Buyer, Seller and the Beales shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or governmental agencies, (b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the other parties prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each of Buyer, Seller and the Beales shall immediately deliver, or cause to be delivered, to the other parties (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

                  6.3      Employee Benefit Matters; Employees.

                           (a) Subject to the provisions of this Section 6.3, and in conformity with Section 109.07(6)(a), Wis. Stats., Buyer agrees to offer to hire substantially all of Seller's employees with not more than a six month break in employment, on substantially the same terms as the terms of employment (including compensation levels) enjoyed by such employees at the date of this Agreement. Seller shall encourage the full-time employees of the Seller to accept employment with Buyer. All employees who accept offers of employment shall hereinafter be referred to in this Section 6.3 as the "Continued Employees." Seller shall assist Buyer in effecting the change of employment of the Continued Employees as of the Closing Date in an orderly fashion.

                           (b) (i) Effective as of the Effective Time, Buyer shall take all action necessary and appropriate to establish and maintain for the Continued Employees medical, dental, life, disability and accidental death and dismemberment benefit plans, as well as other employee welfare and fringe benefit plans and programs, which plans, in the aggregate, shall be substantially comparable to the existing employee welfare benefit plans (as defined in Section 3(1) of ERISA) provided to the Continued Employees by Seller immediately prior to the Effective Time and listed in Schedule 3.22 hereto and, except as otherwise provided in subparagraphs (ii) and (iii) below, Seller shall thereafter have no responsibility therefor.

                                    (ii) Except as provided in subparagraph
         (iii) below, Buyer shall not have any liability for disabilities, illnesses, injuries, expenses or losses incurred prior to the Effective Time by any Continued Employee or any dependent of any Continued Employee, regardless of whether claims for such liabilities shall be made prior to or after the Effective Time.

                                    (iii) As required by Section 6.3(b)(i),
         effective as of the Effective Time, Buyer shall establish and maintain a medical plan and a dental plan for the benefit of the Continued Employees and their dependents. The medical plan and dental plan established and maintained by Buyer shall not contain a pre-existing condition limitation and shall provide coverage for the Continued Employees and their dependents effective as of the Effective Time. Seller and its insurers shall retain liabilities for any continuation of coverage required under Sections 601 - 609 of ERISA and Section 4980B of the Code with respect to any person other than a Continued Employee, the obligation for which commenced on or prior to the Effective Time. Buyer and its insurers shall be solely responsible for any expenses and losses actually incurred following the Effective Time for disabilities, injuries and illnesses incurred by any Continued Employee or dependent under Buyer's medical plan and dental plan on or after the Effective Time. Buyer shall be solely responsible for providing any notices required under Section 606 of ERISA or Section 4980B of the Code to qualified beneficiaries entitled to health care continuation coverage in connection with qualifying events occurring on or after the Effective Time with respect to Continued Employees and their dependents. Nothing in this subparagraph (iii) shall be construed to confer additional benefits upon any employee, dependent or COBRA beneficiary under any employee welfare benefit plan maintained by Seller or to limit the right of Seller to amend or terminate any welfare benefit of Seller as of or after the Effective Time.

                           (c) (i) On or as soon as practical after the Effective Time, Seller shall take, or cause to be taken, all such action as may be necessary to effect the termination of the Stardust Corporation Profit Sharing Plan (the "Profit-Sharing Plan") as of the Effective Time, and to make its regular contribution to the Profit-Sharing Plan with respect to the participation in the Profit-Sharing Plan by its employees through the Closing Date. Such employees of Seller who are participants in the Profit-Sharing Plan as of the Effective Time are referred to herein as "Seller's Plan Participants." As of the Effective Time, all Seller's Plan Participants shall be fully vested in their respective benefits, if any, accrued under the Profit-Sharing Plan immediately prior to the Effective Time. Seller shall retain liability for all benefits accrued under the Profit-Sharing Plan as of the Effective Time, and such benefits will be distributed in accordance with the terms of the Profit-Sharing Plan.

                                    (ii) As of the Closing Date, Buyer shall
         take all action necessary and appropriate to enable the Continued Employees to receive credit for their prior service with Seller for purposes of participation and vesting under the 401(k) retirement plan maintained by Buyer for its eligible employees (the "Buyer's 401(k) Plan"). Each such Continued Employee who as of the Effective Time has attained age twenty-one (21) and completed one or more years of service with Seller shall become a participant in Buyer's 401(k) Plan as of the Effective Time and shall be fully vested under the Buyer's Plan on and after the Effective Time.

                           (d) To the extent required by law, with respect to employees of Seller, Seller shall retain and shall assume, bear and discharge any and all liabilities for workers' compensation benefits arising from acts or occurrences prior to the Effective Time, and Buyer shall assume, bear and discharge all liabilities for workers' compensation benefits for Continued Employees arising from acts or occurrences that first occur on or after the Effective Time. Without limiting the generality of the foregoing, Seller shall be solely responsible for all pending workers' compensation claims described on
         Schedule 3.5.

                           (e) Buyer shall assume Seller's obligations for vacation and holiday leave accrued as of the Effective Time for all Continued Employees, as set forth on Schedule 6.3 attached hereto.

                  6.4 No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, (a) Seller, the Beales, and Seller's other management and representatives shall not solicit or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the Purchased Assets or the Business, and
(b) Buyer and its managers and representatives will not solicit or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person for the purchase of any wholesale apparel distributor, except for the Frank L. Robinson Company.

                  6.5 Due Diligence. Each party to this Agreement will conduct its own due diligence with respect to the transactions contemplated hereby and the fact that a party has conducted independent due diligence shall in no way be deemed to reduce or impair its ability to rely on the representations and warranties of the other parties as set forth in this Agreement or its ability to recover for any breaches thereof.

                  6.6 Access. Following the Closing, Buyer shall grant to Seller and its representatives full access during normal business hours to all records and other documents transferred to it by Seller relating to the ownership of the Purchased Assets and the operation of the Business prior to the Closing Date. Buyer agrees not to destroy any such documents without 30 days' prior written notice to Seller, which notice shall grant to Seller the right to take possession of any such documents within such 30 day period.

                                   ARTICLE VII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Buyer prior to the Closing Date:

                  7.1 Representations and Warranties. The representations and warranties of Seller and the Beales contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

                  7.2 Compliance with Covenants. Seller and the Beales shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  7.3 Absence of Litigation. No action or proceeding shall be pending or, in the reasonable opinion of Buyer, threatened, by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially adversely affect the right of Buyer to own, operate or control the Purchased Assets or the Business after the Closing Date.

                  7.4 Absence of Change. Between the date of this Agreement and the Closing Date, no material adverse change shall have occurred in the business, operations or financial or other condition of the Business or the Purchased Assets, nor shall there have occurred any material casualty loss or destruction of, or damage to, any of the Purchased Assets.

                  7.5 Consents and Approvals. All (a) Required Consents, (b) licenses, (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties in form satisfactory to Buyer), all as required in connection with consummation of the transactions contemplated by this Agreement by Buyer, including the operation of the Business by Buyer, shall have been made or obtained or shall have occurred.

                  7.6 Environmental Audit. Buyer shall have caused an independent environmental consultant, chosen by Buyer at its sole discretion, to inspect, audit, and test the Purchased Assets for the existence of any and all environmental conditions and any and all violations of Environmental Laws, and to deliver a report describing the findings and conclusions of the inspection (hereafter referred to as the "Environmental Assessment"). The scope, sequence, and timing of the Environmental Assessment shall be at the sole discretion and expense of the Buyer. The results of the Environmental Assessment shall be satisfactory in all respects to Buyer in its sole business judgment.

                  7.7 Removal of Liens. All Liens indicated to exist by record searches made by Buyer prior to the Closing Date (specifically including but not limited to those Liens described on

Schedule 3.7) shall have been removed, and Seller shall have provided evidence satisfactory to Buyer of such removal.

                  7.8 Legal Opinion. Buyer shall have received from Wendel and Center, counsel to Seller, an opinion, dated the Closing Date, in form and substance satisfactory to Buyer.

                  7.9 Key Employees. Buyer shall have entered into employment agreements (the "Employment Agreements") with John Beale and James Beale.

                  7.10 Title Insurance. Buyer shall have obtained an extended coverage ALTA owner's title insurance policy on the Real Estate at standard title insurance premiums, with no exceptions other than the Permitted Liens.

                  7.11 Real Estate Leases. The Real Property Leases shall have been terminated.


                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                  The obligations of Seller and the Beales to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Seller and the Beales prior to the Closing:

                  8.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

                  8.2 Compliance with Covenants. Buyer shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  8.3 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  8.4 Consents and Approvals. All Required Consents shall have been obtained prior to or at the Closing.

                  8.5 Legal Opinion. Seller shall have received from Womble Carlyle Sandridge & Rice, PLLC, and/or Allman Spry Leggett & Crumpler, counsel to Buyer, an opinion, dated the Closing Date, in form and substance satisfactory to Seller, which, as to matters of Wisconsin law, shall be given in reliance on an opinion of Michael Best & Friedrich.

                                   ARTICLE IX
                                     CLOSING

                  9.1 Closing. The closing of the sale of the Purchased Assets (the "Closing") shall take place at the offices of Wendel & Center, in Madison, Wisconsin, at 10:00 a.m., local time, on December ___, 1997, or such other date as may be mutually agreed upon by the parties hereto; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party whose obligation is conditioned upon satisfaction of such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied; and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond February 15, 1998. The date of the Closing is referred to as the "Closing Date". For the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transactions contemplated hereby, the Closing when completed shall be deemed to have occurred at 11:59 p.m., local time, on the Closing Date (the "Effective Time").

                  9.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                           (a) A certificate of the President of Seller confirming the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof as to representations, warranties and covenants of Seller, and Section 7.4 hereof as to absence of changes.

                           (b) A copy of all resolutions authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretary of Seller to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

                           (c) Evidence of the removal of Liens, as described in
         Section 7.8.

                           (d) The legal opinion referred to in Section 7.9.

                           (e) Evidence of that all Required Consents have been obtained or satisfied.

                           (f) A Bill of Sale and Assignment in the form attached hereto as Exhibit C and such other instruments of transfer as Buyer may request to convey and vest in Buyer all of Seller's right, title and interest in and to all of the remaining Purchased Assets (except for the Real Property), free and clear of all Liens.

                           (g) Documents in form satisfactory to Buyer assigning to Buyer all of Seller's interest in all collateral securing any of the Receivables.

                  9.3 Deliveries by Beales. At the Closing, the Beales shall deliver to Buyer the following:

                           (a) A certificate of the Beales confirming the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof as to representations, warranties and covenants of the Beales.

                           (b) A warranty deed or deeds conveying fee simple title to the Real Property.

                           (c) A standard owner's affidavit and lien waiver form required by the title insurance company to cause an extended coverage ALTA owner's title insurance policy to be issued to Buyer without standard exceptions and with customary endorsements as Buyer may reasonably request.

                           (d) A "FIRPTA" certificate and Form 1099.

                           (e) All architectural and engineering plans relating to the Real Property and Improvements in possession of the Beales or Seller.

                           (f) Copies of the certificate or certificates of occupancy for the Real Property, if available.

                           (g) Upon delivery to the title company of the existing surveys delivered to Buyer pursuant to Section 3.8(a) hereof, if the title company will issue the title commitment and the final title policy to be issued in connection therewith without exception as to matters which would be shown by a current survey, then the Beales shall deliver to Buyer at Closing an affidavit certifying, if true, that the existing surveys so delivered remain accurate in every respect and that no buildings, structures or other improvement have been constructed on the Real Property since the date of the survey so delivered.

                  9.4 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller and/or the Beales, as the case may be, the following:

                           (a) A certificate of the President of Buyer confirming the satisfaction of the conditions set forth in Sections 8.1 and 8.2 as to representations, warranties and covenants of Buyer.

                           (b) A copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretary or President of Buyer to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

                           (c) The legal opinions referred to in Section 8.5.

                           (d) An Instrument of Assumption of the liabilities to be assumed by Buyer pursuant to Section 1.4(b), in the form attached hereto as Exhibit D.

                           (e) The Initial Purchase Price, evidenced by a wire transfer of immediately available funds to an account designated by Seller.

                           (f) The Real Property Consideration, evidenced by a wire transfer of immediately available funds to an account designated by the Beales.

                  9.5 Mutual Deliveries. At the Closing, each of Seller and Buyer shall execute and deliver, or cause to be executed and delivered, to the other the following:

                           (a)      The Escrow Agreement.

                           (b)      The Employment Agreements.

                  9.6 Further Assurances. Seller and the Beales shall, at any time on or after the Closing Date, take any and all steps requested by Buyer to place Buyer in possession and operating control of the Purchased Assets and the Business, and will do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the more effective transfer to and reduction to possession of Buyer, or its successors or assigns, of any of the Purchased Assets. Specifically, but without limiting the generality of the foregoing, Seller and the Beales agree to cooperate with Buyer to facilitate the transfer of Seller's Wisconsin unemployment compensation account balance and experience rating to Buyer.


                                    ARTICLE X
                                 INDEMNIFICATION

                  10.1 Indemnification by Seller. Seller and the Beales, jointly and severally, shall indemnify, defend and hold harmless Buyer and its officers, directors and affiliates (the "Buyer Indemnitees") from, against, and with respect to any action or cause of action, loss, damage, claim, obligation, liability, penalty, fine, cost and expense (including without limitation reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following:

                           (a) any breach of any of the representations or warranties of Seller or the Beales contained in or made pursuant to this Agreement;

                           (b) any failure by Seller or the Beales to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

                           (c) any and all liabilities and obligations of Seller, of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, except for (i) obligations under the Assumed Contracts arising on or after the Effective Time and (ii) other obligations expressly assumed by Buyer under Section 1.5(b);

                           (d) Seller's ownership and operation of the Business and the Purchased Assets prior to the Effective Time, including any and all liabilities under the Assumed Contracts which relate to events occurring prior to the Effective Time;

                           (e) The Beales' ownership and operation of the Real Property prior to the Effective Time;

                           (f) noncompliance by Seller or Buyer with the provisions of the Wisconsin bulk sales laws (if applicable); or

                           (g) any use, release, threatened release, emission, generation, storage, transportation, disposal, or arrangement for the disposal of Hazardous Materials by Seller, the Beales or any prior owner or operator of the Purchased Assets, including, without limitation, the cost of any environmental response action or liability under the Comprehensive Environmental Response, Compensation and Liability Act, whether such Loss accrues, is required or is necessary prior to the Effective Time, to the full extent that such Loss is attributable, in whole or in part, directly or indirectly, to the presence, use, emission, generation, storage, transportation, release, threatened release, disposal, or arrangements for disposal of Hazardous Materials by any person on the property included in the Purchased Assets or on any other properties to which Seller, its subsidiaries or affiliates or any other prior owner or operator of the Purchased Assets has sent or arranged for the disposal of Hazardous Materials prior to the Effective Time. All terms used in this paragraph shall be given the meanings provided under the Environmental Laws.

                  10.2 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller and the Beales from, against and with respect to any Loss arising out of or in connection with any of the following:

                           (a) any breach of any of the representations and warranties of Buyer contained in or made pursuant to this Agreement;

                           (b) any failure by Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

                           (c) the Assumed Liabilities; or

                           (d) Buyer's ownership and operation of the Business and the Purchased Assets on and after the Effective Time.

                  10.3 Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 15 days following discovery of the matters giving rise to a Loss, notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

                  10.4 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

                  10.5 Time for Claims. Any claim asserted with respect to the items enumerated in Section 10.1 or 10.2 of this Agreement must be submitted to the Indemnity Obligor prior to the second anniversary of the Closing Date or be forever barred, except for the following, each of which may be asserted at any time following the Closing Date within the applicable statutes of limitations: claims for breach of the representations in Section 3.7 (entitled "Title to and Sufficiency of Assets"); claims for breach of the representations in Section
3.18 (entitled "Taxes"); claims for breach of the representations in Section
3.19 (entitled "Environmental Matters"); or claims under Section 10.1(g) with respect to environmental matters.

                  10.6 Limit on Claims. The maximum aggregate liability of any Indemnity Obligor under this Article X shall be $5,000,000; provided, however, that this limitation shall not apply to any Losses arising from claims for breach of the representations in Section 3.7 (entitled "Title to and Sufficiency of Assets"); claims for breach of the representations in Section 3.18 (entitled "Taxes"); claims for breach of the representations in Section 3.19 (entitled "Environmental Matters"); claims under Section 10.1(g) with respect to environmental matters; or any claim arising directly or indirectly from any fraud by any party.

                  10.7 Escrow. Any claim by a Buyer Indemnitee for a Loss under this Article X may be submitted to the Escrow Agent for payment, in accordance with the terms of the Escrow Agreement. The parties acknowledge that the funds held by the Escrow Agent are not intended to be the sole source of recovery for any such Loss, and agree that the existence of the Escrow Agreement does not foreclose Buyer from making claims directly against Seller or either of the Beales.

                  10.8 Sole Remedy. The remedies set forth in this Article X are the exclusive remedies for breaches of the representations and warranties and covenants in this Agreement and shall be in lieu of all other remedies; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party to this Agreement of any rights or remedies arising by reason of any claim of fraud.


                                   ARTICLE XI
                                   TERMINATION

                  11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a) By the mutual written consent of Seller, the Beales and Buyer;

                           (b) By Seller and the Beales (if neither Seller nor either of the Beales is then in material breach of any term of this Agreement), if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach any of its representations or warranties contained herein, which failure or breach is not cured within ten days after Seller and the Beales have notified Buyer of its intent to terminate this Agreement pursuant to this subparagraph;

                           (c) By Buyer (if Buyer is not then in material breach of any term of this Agreement), if Seller or either of the Beales shall
         (i) fail to perform in any material respect its or his agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach any of its representations or warranties contained herein, which failure or breach is not cured within ten days after Buyer and the Beales have notified Seller of its intent to terminate this Agreement pursuant to this subparagraph.

                           (d) By either Seller, the Beales or Buyer, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Seller, the Beales or Buyer which prohibits or restrains Seller, the Beales or Buyer from consummating the transactions contemplated hereby;

                           (e) By either Seller, the Beales or Buyer, if a condition to its obligation to consummate the transactions contemplated hereby has not been satisfied by February 15, 1998, or if such a condition has become impossible of fulfillment at any time subsequent to the date hereof;

                           (f) By Seller or the Beales, if the Closing has not occurred by February 15, 1998, for any reason other than delay or nonperformance of Seller or the Beales;

                           (g) By Buyer, if the Closing has not occurred by February 15, 1998, for any reason other than delay or nonperformance by Buyer; or

                           (h) By Seller, if the Closing has not occurred by December 31, 1997, and Buyer has not delivered to Seller a commitment letter which is in form reasonably satisfactory to Seller in the exercise of its good faith business judgment, providing for financing sufficient to provide the funds required for Buyer to consummate the Closing.

                  11.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 12.4 (entitled "Expenses"),
12.6 (entitled "Publicity") and 6.2 (entitled "Confidentiality"); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 11.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto. In the event of termination under subsection (c), Buyer shall have the rights and remedies with respect to specific performance as set forth in Section 12.15 hereof, in addition to any other remedies that may be available at law or in equity.


                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.1 Survival of Representations. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder for two years; provided, however, that each of the following categories of representations and warranties of Seller and the Beales shall survive the Closing for the entire period of the statute of limitations for claims of that nature: the representations in Section 3.7 (entitled "Title to and Sufficiency of Assets"); the representations in Section 3.18 (entitled "Taxes"); and the representations in Section 3.19 (entitled "Environmental Matters").

                  12.2 Bulk Sales. The parties agree to waive the requirements, if any, of all applicable bulk sales laws. As an inducement to Buyer to enter into such waiver, Seller represents and warrants that (a) it will not be rendered insolvent by the transactions contemplated by this Agreement, and (b) all debts, obligations and liabilities relating to the Business that are not expressly assumed by Buyer under this Agreement will be promptly paid and discharged by Seller as and when they become due.

                  12.3 Risk of Loss. The risk of loss, damage or condemnation of any of the Purchased Assets from any cause whatsoever shall be borne by Seller or the Beales, as the case may be, at all times prior to the completion of the Closing. In the event of any substantial or material loss, damage or condemnation of any of the Purchased Assets prior to completion of the Closing, Buyer shall have the option, in its sole discretion, to:

                           (a) terminate this Agreement by written notice to Seller and the Beales;

                           (b) postpone the Closing for a period of up to sixty days to permit Seller or the Beales, as the case may be, to repair, replace or restore such Purchased Assets to their prior condition; or

                           (c) proceed to close this Agreement and complete the restoration and replacement of such damaged Purchased Assets after the Closing Date, in which event Seller or the Beales, as the case may be, shall assign to Buyer the right to receive all insurance proceeds payable in connection with such damage, and Seller or the Beales, as the case may be, will pay to Buyer all deductible amounts required to be paid in connection with such loss.

                  12.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the sale of the Purchased Assets is consummated; provided, however, (a) that if all conditions to Buyer's obligation to close under this Agreement have been satisfied, and Buyer is unable to close due to a lack of financing, Buyer shall reimburse Seller for all expenses reasonably incurred by Seller in connection with this transaction up to the date of such termination, up to but not to exceed $150,000; and (b) that Buyer shall pay the filing fees required in connection with the premerger notification filings under the HSR Act.

                  12.5 Seller Employees. If Buyer or Seller terminates this Agreement, then Buyer agrees that it will not, at any time prior to February 15, 1999, employ any person who is on the date of this Agreement an employee of Seller.

                  12.6     Publicity.

                           (a) Prior to Closing, each party agrees not to make any press releases or other announcements with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other parties.

                           (b) After Closing, Seller and Buyer will jointly provide a written notice to Seller's suppliers in the form of Exhibit D.

                  12.7 Best Efforts. Each party hereto agrees to use its commercially reasonable best efforts (not to include the expenditure of money except for customary filing fees) to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

                  12.8 Receivables and Inventory Matters. Buyer shall take action consistent with its customary practices to collect all of the Receivables following the Closing Date, and shall provide to John Beale the opportunity to be informed as to the status of the collection process and to participate in the collection process. In the event that Buyer collects from Seller, the Beales or the Escrow Agent for any Loss arising out of the noncollectibility of any of the Receivables, Buyer agrees to assign all of its rights in such uncollected Receivables so that Seller may pursue collection thereof from the debtor. If Buyer determines that any items of the Inventory are obsolete or unsaleable, it shall provide to John Beale the opportunity to attempt to sell such items.

                  12.9 Arbitration. Any controversy which shall arise between Seller and Buyer regarding the rights, duties or liabilities of any party under this Agreement (except for any matter


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under Section 2.4 as to which injunctive relief is sought) shall be settled by arbitration in accordance with the rules of the American Arbitration Association in Madison, Wisconsin, by a panel of three arbitrators. One of the arbitrators shall be selected by Seller, one shall be selected by Buyer, and the third shall be selected by the first two. The award of the arbitrators shall be binding, final and conclusive on the parties and judgment may be entered thereon in any court. The arbitrators and the expenses incident to the proceeding shall be borne equally between the parties; however, the fees of the respective counsel engaged by the parties and the fees of witnesses called by the parties shall be paid by the respective party engaging such counselor calling such witnesses. The arbitrators shall be empowered to award (or not to award) to either party all or a portion of such parties' reasonable attorneys fees and costs based upon the relative merits of the respective positions of the parties.

                  12.10 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to facsimile machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                           If to Seller:

                                    Stardust Corporation
                                    3014 Brynwood Drive
                                    Madison, Wisconsin  53711
                                    Attention:  John Beale, President
                                    Telephone:  (608) 274-9200

                           With a copy (which shall not constitute notice) to:

                                    Daniel Lipman, Esq.
                                    Wendel & Center
                                    6510 Grand Teton Plaza, Suite 302
                                    Madison, Wisconsin  53719
                                    Telephone:  (608) 833-9696
                                    Facsimile:  (608) 833-5126

                           If to Shareholders:

                                    John and/or Linda Beale
                                    3014 Brynwood Drive
                                    Madison, Wisconsin  53711
                                    Telephone:  (608) 274-9200



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



                           With a copy (which shall not constitute notice) to:

                                    Daniel Lipman, Esq.
                                    Wendel and Center
                                    6510 Grand Teton Plaza, Suite 302
                                    Madison, Wisconsin  53719
                                    Telephone:  (608) 833-9696
                                    Facsimile:  (608) 833-5126

                           If to Buyer:

                                    Pluma, Inc.
                                    801 Fieldcrest Road
                                    P. O. Drawer 487
                                    Eden, North Carolina 27289-0487
                                    Attention:  Forrest H. Truitt
                                    Telephone:  (910) 635-4000
                                    Facsimile:  (910) 635-1814

                           With a copy (which shall not constitute notice) to:

                                    Womble Carlyle Sandridge & Rice, PLLC
                                    3300 One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina  28205
                                    Attention:  Lesley G. Powell, Esq.
                                    Telephone:  (704) 331-4978
                                    Facsimile:  (704) 338-7857

                  12.11 Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

                  12.12 Jurisdiction; Service of Process. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Dane County, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding shall be heard and determined in such court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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



                  12.14 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void; provided, however, that Buyer may assign its rights, interest and obligations hereunder to any subsidiary that is wholly owned by Buyer, so long as Buyer remains primarily liable for its obligations hereunder.

                  12.15 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement, except for James Beale.

                  12.16 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.17 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

                  12.18 Specific Performance. Seller and the Beales acknowledge that the Purchased Assets are unique and that if Seller or the Beales fail to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Buyer for which there will be no adequate remedy at law. Buyer shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if Seller or the Beales shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

                  12.19 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

                  12.20 Construction. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments, schedules or exhibits to this Agreement.

                  12.21 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter including without limitation the letter of intent dated November 4, 1997, and any Confidentiality Agreements signed by the parties, all of which are hereby terminated.




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


                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                                    SELLER:

                                    STARDUST CORPORATION


                                    By: ___________________________
                                         John Beale
                                         President


                                    BEALES:


                                    _____________________________ (SEAL)
                                    John Beale

                                    _____________________________ (SEAL)
                                    Linda Beale


                                    BUYER:

                                    PLUMA, INC.


                                    By: ____________________________
                                         R. Duke Ferrell, Jr.
                                         President and Chief Executive Officer




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